UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Cincinnati Bell Inc.

(Name of Registrant as Specified In Its Charter)

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CINCINNATI BELL INC.
201 East Fourth Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2005

To Our Shareholders:

The 2005 Annual Meeting of Shareholders of Cincinnati Bell Inc. (the “Company”) will be held on Friday, April 29, 2005, at 11:00 a.m., Eastern Daylight Savings Time, at the Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio for the following purposes:

1.	To elect four Class III directors to serve three-year terms ending in 2008;

2.	To ratify the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005;

3.	To reapprove the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan;

4.	To reapprove the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan; and

5.	To consider any other matters that may properly come before the meeting.

The Board of Directors has established the close of business on March 4, 2005 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters to be presented at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE ENCLOSED MATERIAL AND VOTE YOUR SHARES. YOU CAN VOTE VIA THE INTERNET, BY TELEPHONE, OR BY MAILING YOUR COMPLETED AND SIGNED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE THE SHAREHOLDER OF RECORD FOR YOUR SHARES, YOU CAN ALSO VOTE AT THE ANNUAL MEETING.

Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Voting via the Internet or by telephone will help reduce proxy costs even further.

We have enclosed the Proxy Statement with this notice of the Annual Meeting.

By Order of the Board of Directors

Amy Collins
Secretary

March 29, 2005

CINCINNATI BELL INC.
201 East Fourth Street
Cincinnati, Ohio 45202

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held on Friday, April 29, 2005

This Proxy Statement and the accompanying proxy card or voting instruction card are furnished to the shareholders of Cincinnati Bell Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the 2005 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, April 29, 2005, at 11:00 a.m., Eastern Daylight Savings Time, at the Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45202. The combined Notice of Annual Meeting of Shareholders, Proxy Statement and the accompanying proxy card or voting instruction card, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Summary Annual Report 2004 is first being mailed to the shareholders on or about April 5, 2005.

The Company’s Board of Directors has established the close of business on March 4, 2005 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote on matters to be presented at the Annual Meeting.

The agenda for the Annual Meeting is as follows:

1.	To elect four Class III directors to serve three-year terms ending in 2008;

2.	To ratify the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005;

3.	To reapprove the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan;

4.	To reapprove the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan; and

5.	To consider any other matters that may properly come before the meeting.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Cincinnati Bell Inc. is a full-service local provider of data and voice communications services and a regional provider of wireless and long distance communications services. The Company provides telecommunications services on its owned local and wireless networks with a well-regarded brand name and reputation for service.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

A:   The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on April 29, 2005. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in the package of materials that I received?

A:   This combined Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2004, which includes our 2004 consolidated financial statements, and Summary Annual Report 2004 includes information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers, and certain other information required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the rules and listing standards of the New York Stock Exchange (the “NYSE”). Also enclosed is a proxy card or voting instruction card for your use in voting.

Q:	What proposals will be voted on at the meeting?

A:   There are currently four proposals scheduled to be voted on at the meeting: the election of four Class III directors to serve three-year terms ending in 2008; the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005; the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan; and the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan.

Q:	What is the Board of Directors’ voting recommendation?

A:   The Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005, “FOR” the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, and “FOR” the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan.

Q:	What shares can I vote?

A:   You may vote all Company common shares and 6-3/4% Cumulative Convertible Preferred Shares that you own as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan, Cincinnati Bell Retirement Savings Plan, or Cincinnati Bell Inc. Savings and Security Plan and credited to your account under any of such plans; and (2) shares held for you as the beneficial owner through a broker or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:   Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares, and Cincinnati Bell is sending these proxy materials directly to you. As a shareholder of record, you may grant your voting proxy directly to Cincinnati Bell to vote your shares or you may vote your shares in person at the meeting. Cincinnati Bell has enclosed a proxy card for your use in voting by proxy.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a beneficial owner, your broker or nominee has forwarded these proxy materials to you. As the beneficial owner, you may direct your broker or nominee to vote. Your broker or nominee has provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares at the meeting?

A:   Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, please bring the enclosed proxy card and proof of identification. Shares you hold beneficially, in street name, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares at the Annual Meeting.

Q:	How can I vote my shares without attending the meeting?

A:   Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. For shares held directly as the shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. You may also vote via the Internet or by telephone. Please refer to the summary instructions below and those included on your proxy card or voting instruction card.

Via the Internet — If you have Internet access, you may submit your vote from any location by following the “Vote by Internet” instructions on your proxy card or voting instruction card.

By telephone — If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions on the proxy card or voting instruction card.

By mail — You may vote by mail by completing and signing your proxy card or voting instruction card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.

Q:	Can I change my vote?

A:   Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares you hold as the shareholder of record, you may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (ii) notifying the Company’s Secretary in writing that you want to revoke your earlier proxy; or (iii) attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that mere attendance at the meeting will not cause your previously granted proxy to be revoked; at the Annual Meeting you must specifically request to revoke your previous proxy. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	How do I vote for the proposals?

A:   For the election of directors, you may vote “FOR” all of the nominees, or you may withhold your vote with respect to one or more of the nominees. For the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005, the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, and the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan, you may vote “FOR” each of the proposals, or you may vote against any or all of the proposals or you may abstain from voting with respect to any or all of the proposals. To do so, you must follow the instructions on your proxy card or voting instruction card or, if voting via the Internet or by phone, by following the instructions when prompted. If you sign your proxy card or broker voting instruction card and do not provide instructions concerning your vote, your shares will be voted in accordance with the recommendation of the Board, as described in “What is the Board of Directors’ voting recommendation?” above. If you hold common shares through a Cincinnati Bell or Convergys Corporation employee or director plan managed by Fidelity Management Trust Company (“Fidelity”), follow the instructions below.

Q:	If I own shares through a Cincinnati Bell or Convergys Corporation employee or director plan managed by Fidelity, how will my shares be voted?

A:   If you are a participant in the Cincinnati Bell Inc. Executive Deferred Compensation Plan, Cincinnati Bell Inc. Retirement Savings Plan, Cincinnati Bell Inc. Savings and Security Plan, Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors or the Convergys Corporation Retirement and Savings Plan, you have the right to direct Fidelity to vote any Cincinnati Bell shares credited to your account. For director nominations, you should follow the instructions on your proxy card. If no direction is made, or, if you vote by mail and your proxy card is not signed or has not been received by close of business on April 28, 2005, the shares credited to your account will not be voted.

Q:	What is the voting requirement to approve the proposals?

A:   In the election of directors, the four persons receiving the highest number of “FOR” votes will be elected. For the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005, the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, and the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan, proposals receiving a majority of “FOR” votes will pass. With the exception of the election of directors, abstentions will count as votes against the proposal. If you are a beneficial owner and do not respond to your broker’s or nominee’s request for voting instructions or do not sign your voting instruction card, your shares will constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result, broker non-votes are not considered entitled to vote. There are no cumulative voting rights for either the common shares or 6-3/4% Cumulative Convertible Preferred Shares.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:   It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:   We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the first quarter of fiscal year 2005.

Q:	What happens if additional proposals are presented at the meeting?

A:   Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Carl Redfield, David B. Sharrock and Michael G. Morris, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:   Each common share and each 6-3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6-3/4% Cumulative Convertible Preferred Share you own on the Record Date. The 6-3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this Proxy Statement. On the Record Date, we had 246,538,383 common shares and 155,250 6-3/4% Cumulative Convertible Preferred Shares issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:   The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding and entitled to vote at such meeting. However, even if a quorum is present, if any particular action requires other than a simple majority under either the law, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

Q:	Who will count the votes?

A:   A representative of Computershare Investor Services, LLC, Cincinnati Bell’s transfer agent and registrar, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:   Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within Cincinnati Bell or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Cincinnati Bell’s management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:   Cincinnati Bell is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote via the Internet, however, you are responsible for any Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc.

to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications Inc. a fee of $10,000 plus expenses for these services. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	What percentage of the Company’s issued and outstanding voting shares do our directors and executive officers own?

A:   Our directors and executive officers owned approximately 2.37% of our voting shares as of the Record Date.

Q:	Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company’s voting stock?

A:   As of December 31, 2004, each of the following entities indicated that they held more than 5% of the issued and outstanding common shares of the Company: Legg Mason Funds Management, Inc. and its affiliates, Brandes Investment Partners, L.P. and its affiliates, Barclays Global Investors, NA and its affiliates, Shapiro Capital Management Company, Inc., Gabelli Asset Management Company and its affiliates and Citadel Limited Partnership and its affiliates. As of December 31, 2004, Gabelli Asset Management Company and its affiliates held more than 5% of the issued and outstanding 6-3/4% Cumulative Convertible Preferred Shares. See page 28 for more details on number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.

Q:	What is householding?

A:   Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications, such as this Proxy Statement, to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications at your mailing address but would like to receive separate copies, please see the instructions on page 41. If you and other shareholders at the same mailing address are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 41.

BOARD STRUCTURE AND COMPENSATION

General Information

Our Board currently has ten directors and the following four committees: (1) Audit and Finance, (2) Compensation, (3) Executive, and (4) Governance and Nominating. The members and function of each committee are described below. During fiscal year 2004, the Board held 13 meetings, and no director attended less than 80% of all Board and applicable committee meetings during the period in which he or she served as a director.

The Board evaluated the independence of each director. Based on an analysis of information supplied by the directors, the Board evaluated whether any director has any material relationship with the Company, either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has determined that each director, except Mr. Cassidy, is an independent director according to the rules and listing standards of the NYSE.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the annual meeting of shareholders. All of the directors attended the 2004 Annual Meeting of Shareholders.

Corporate Governance

The Company’s Corporate Governance Guidelines are available on the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage.

Committees of the Board

The following table sets forth the membership of the committees of the Board of Directors:

Name of Director	Audit and Finance		Compensation		Executive		Governance and Nominating
Non-Employee Directors
Bruce L. Byrnes			X				X	*
Phillip R. Cox	X		X		X	*	X
Karen M. Hoguet	X
Robert W. Mahoney	X						X
Daniel J. Meyer	X	*	X		X
Michael G. Morris			X				X
Carl Redfield	X						X
David B. Sharrock			X	*	X
John M. Zrno	X						X
Employee Director
John F. Cassidy					X

X = Committee member; * = Chair

Audit and Finance Committee:  The Audit and Finance Committee consists of six persons, none of whom is an officer of the Company. The Committee held 16 meetings during 2004. The purpose of the Committee is to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors.

The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board has determined that Daniel J. Meyer is an audit committee financial expert as defined in the regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE. The Audit and Finance Committee Charter is available on the Company’s website, www.cincinnatibell.com in the Corporate Governance Section of the Corporate Information webpage.

Compensation Committee:  The Compensation Committee consists of five persons, none of whom is an officer. The Committee held 4 meetings during 2004. The Compensation Committee is responsible for ensuring that directors and certain key executives are effectively compensated in terms of base compensation and short- and long-term incentive compensation and benefits that are competitive. In addition, the Committee is responsible for evaluating the performance of the Chief Executive Officer and reviewing with management the succession planning process for key executive positions. The Board has determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE. The Compensation Committee Charter is available on the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage.

Executive Committee:  The Executive Committee consists of four persons, one of whom is an officer. The Committee did not hold any meetings during 2004. The Committee acts on behalf of the Board in certain matters when necessary during the intervals between Board meetings.

Governance and Nominating Committee:  The Governance and Nominating Committee consists of six persons, none of whom is an officer. The Committee held 4 meetings during 2004. The Committee identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Board has determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE. The Governance and Nominating Committee Charter is available on the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage.

Director Nominations

The Governance and Nominating Committee will consider director candidates recommended by shareholders.

The Committee’s process for identifying and evaluating candidates to be nominated as directors is as follows: Any qualified individual or group, including shareholders, incumbent directors and members of top management, may propose a candidate for the Board at any time. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. The Committee will, when an opening for a director occurs, review forwarded materials on prospective candidates. A candidate selected from that review will be interviewed by all members of the Committee, unless such interview is voluntarily waived by a member or members. If approved by the Committee, the candidate will be recommended to the full Board for consideration. There are no differences in the manner in which the Committee evaluates shareholder-recommended candidates.

The selection criteria for board members includes the following: established leadership reputation in his or her field; recognized for good business judgment; active in business; knowledge of business on a national/global basis; meets high ethical standards; familiar with the field of telecommunications services; commitment to board/committee meeting attendance; and contribution to gender, racial and/or geographical diversity of board.

Director Compensation Arrangements

Compensation for Employee Directors

Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees.

General Compensation Policy for Non-Employee Directors

Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) receive a $30,000 annual retainer plus $2,000 for each Board and committee meeting attended. The chairperson of the Audit and Finance Committee receives a $10,000 annual retainer, and the chairpersons of the Governance and Nominating Committee and the Compensation Committee receive a $5,500 annual retainer. The members of the Audit and Finance Committee receive a $5,000 annual retainer and members of each of the Compensation Committee and the Governance and Nominating Committee receive a $2,500 annual retainer. Mr. Cox, Chairman of the Board, received $180,000 for his service as Chairman in 2004, in addition to the applicable retainers and meeting fees described above.

Non-Employee Directors Deferred Compensation Plan

The Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”) currently allows each non-employee director of the Company to choose to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. A non-employee director may also choose to have such deferrals assumed to be invested among a number of investment options that are designated for this purpose by the Compensation Committee of the Board, and his or her account under the plan is adjusted by the investment returns that would result if such amounts were assumed to be invested in the investment options that he or she chooses. A non-employee director is fully vested in the amounts that are credited to his or her account under the plan pursuant to the rules described in this paragraph.

In addition, each non-employee director of the Company on January 3, 2005 had his or her account under the Directors Deferred Compensation Plan credited on such date with an amount equal to the value of 6,000 common shares of the Company. Subject to future changes in the plan or in the common shares, each non-employee director of the Company on the first business day of 2006 or any later calendar year will also have his or her account under the plan credited on such date with an amount equal to the value of 6,000 common shares. A non-employee director’s account under the plan is also adjusted by the investment returns that would result if such amounts were assumed to be invested exclusively in common shares. A non-employee director will generally be vested in the amounts credited to his or her account under the plan pursuant to the rules described in this paragraph only if he or she completes at least five years of active service as a non-employee director of the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year) or if he or she dies while a member of the Board.

A non-employee director of the Company who served as a non-employee director prior to 2005 may also have had additional amounts credited to his or her account under the Directors Deferred Compensation Plan based on his or her deferral of director fees and annual retainers for years before 2005 or on other extra amounts that were credited by the Company to his or her account under the plan prior to such year. The portion of a non-employee director’s account under the plan that is attributable to such pre-2005 credited amounts is also adjusted by the investment returns that would result if such amounts were assumed to be invested in investment options that he or she chooses, in common shares or in other investments, depending on the particular credits that are involved.

Other than for certain circumstances described below, a non-employee director of the Company can, if he or she complies with specific election rules and procedures set forth in or adopted under the plan and with the requirements of applicable law (including the recently enacted American Jobs Creation Act of 2004, which generally applies to any compensation of a non-employee director that is credited to his or her account under the plan in 2005 or any later year), elect that the vested amounts credited to his or her account under the Directors Deferred Compensation Plan will not be received by him or her (and thereby generally will not be subject to federal income tax) until after he or she has ceased to be a member of the Board or until a specific year he or she chooses that is not earlier than the year in which the sixth annual anniversary of his or her deferral election occurs. He or she generally may also elect to have the vested amounts credited to his or her plan account, when they are to be paid, distributed in a lump sum or in up to ten annual installments.

Each payment made to a non-employee director of the vested amounts credited to his or her account under the Directors Deferred Compensation Plan is made in the form of cash to the extent such amounts are deemed to be invested under the plan other than in common shares and will be distributed in the form of common shares to the extent such amounts are deemed to be invested under the plan in such shares; except that (i) the vested portion of his or her account under the plan that is attributable to the annual credits that are or have been made to his or her plan account for serving as a member of the Board and (ii) the value of any vested amount that is deemed to be invested in a fractional Common Share will, in each such case, only be paid in cash.

The Company will reimburse a non-employee director for all reasonable commissions or similar costs he or she incurs in selling any common shares he or she receives under the Directors Deferred Compensation Plan, or make arrangements to permit the director to have such shares sold without commissions or similar fees charged to him or her, if the director wants to sell such shares shortly (generally within two weeks) after he or she receives them.

The Directors Deferred Compensation Plan provides three exceptions to the rules regarding the timing of distributions of a director’s account under the plan: (i) in the event of a change in control of the Company; (ii) at the election of the director in the event of severe financial hardship; and (iii) at the election of the director if he or she agrees to certain forfeitures and restrictions.

Until paid, all amounts credited to a non-employee director’s account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company and its subsidiaries.

The Directors Deferred Compensation Plan must comply with the requirements of the recently enacted American Jobs Creation Act of 2004 in order to retain its ability to defer federal income tax on certain amounts credited to a non-employee director’s account under the plan. The Company intends to amend and operate the plan in such a manner that it complies with such requirements.

Non-Employee Directors Stock Option Plan

The Company grants its non-employee directors stock options to purchase common shares under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (the “Directors Stock Option Plan”). Pursuant to the current terms of such plan, each non-employee director of the Company may, in the discretion of the Board, be granted on or after January 1, 2005:

•	a stock option for 25,000 common shares on the first day of his or her initial term of office as a non-employee director of the Company; and

•	a stock option for 9,000 common shares on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

The Board will exercise its discretion in granting such options on and after January 1, 2005 with the intent that such grants, together with other compensation that either is paid in the form of common shares or whose value is determined in relation to the value of common shares (such grants and such other compensation referred to as “equity-based compensation”), provide equity-based compensation for the Company’s non-employee directors that each year is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.

In addition, a non-employee director of the Company may elect, prior to the start of any calendar year, to waive all or a portion (in 25% increments) of his or her retainer and other director fees from the Company for such calendar year and in return receive an additional stock option under the Directors Stock Option Plan as of the first business day of such calendar year. The number of common shares to be subject to such elected option will be determined by the Board in its discretion (and generally, in the absence of another method chosen by the Board, will be determined by dividing the anticipated retainer and other fees for the calendar year for which the director is waiving the fees by the per share value of the stock option as determined under a reasonable valuation method adopted by the Board).

Each stock option granted to a non-employee director under the Directors Stock Option Plan requires that, upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time the option is granted.

With certain exceptions provided in the Directors Stock Option Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant of the option to elect to exercise the option.

Other Compensation for Non-Employee Directors

The Company also provides its non-employee directors who live in the Cincinnati area with certain telecommunications services. The average annual cost of such services was approximately $2,376 per non-employee director in 2004 who received such services.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board of Directors. Mr. Cox presides at the meeting of the non-management directors.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

None to report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although the following disclosures are not required under SEC rules or the rules and listing standards of the NYSE because the aggregate value of the transactions are less than the relevant reporting thresholds, the Company has been a party to transactions in the ordinary course of business with Cisco Systems, Federated Department Stores and Procter & Gamble. A member of the Board serves in an executive capacity at each of those companies: Mr. Redfield at Cisco Systems, Ms. Hoguet at Federated Department Stores and Mr. Byrnes at Procter & Gamble.

The Company entered into these transactions in the ordinary course of its business and under competitive marketplace conditions. The Company believes that these transactions were on terms that were reasonable and in the best interests of the Company. The Board has determined that Mr. Redfield, Ms. Hoguet and Mr. Byrnes received no material benefit as a result of these transactions.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Professionals. The directors are subject to the Code of Ethics for Directors.

The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Professionals and Code of Ethics for Directors are available on the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Board of the Company presently consists of ten members, one of whom is an officer of the Company. The Company’s Amended Articles of Incorporation provide for the directors to be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for three-year terms. Upon election, the terms of the four directors in Class III expire in 2008. The terms of the three directors in Class II expire in 2007. The terms of the three directors in Class I expire in 2006. The directors of each class will serve until their respective successors are elected and qualified.

The Board has nominated Bruce L. Byrnes, John F. Cassidy, Robert W. Mahoney, and Daniel J. Meyer, all of whom are incumbent directors, as Class III directors, to serve until the 2008 annual meeting of shareholders. Information regarding the business experience of each nominee is provided below. Mr. Mahoney was appointed to fill a vacancy on the board in October 2004. A non-management director of the Company recommended Mr. Mahoney to the Governance and Nomination Committee, which, in turn, recommended him to the Board for appointment.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

Our Recommendation

The four director nominees who receive the greatest number of votes will be elected to the Board of Directors. The Board recommends election of each of the nominees.

The following are brief biographies of each director of the Company, including those nominated for election.

NOMINEES FOR CLASS III DIRECTORS
(Terms Expire in 2008)

Bruce L. Byrnes
Mr. Byrnes has been Vice Chairman of the Board and President — Global Household Care of The Procter & Gamble Company (a consumer products company) since 2004. He has held the following positions at The Procter & Gamble Company: Vice Chairman of the Board and President — Global Beauty & Feminine Care and Global Health Care from 2002 through 2004; President — Global Beauty Care and Global Health Care from 2000 through 2002; President — Global Health Care from 1999 through 2000; and President — Health Care Products — North America from 1997 through 1999. He is a director of The Procter & Gamble Company. Director since 2003. Age 56.

John F. Cassidy
Mr. Cassidy has been the President and Chief Executive Officer of Cincinnati Bell Inc. since July 2003 and a director of Cincinnati Bell Inc. since September 2002. Among other positions held with the Company’s subsidiaries, he has been President and Chief Operating Officer of Cincinnati Bell Telephone Company since May 2001; and President of Cincinnati Bell Wireless Company since 1997. Prior to that time, he served as Senior Vice President, National Sales & Distribution of Rogers Cantel in Canada from 1992 through 1996; as Vice President, Sales and Marketing of Ericsson Mobile Communications from 1990 through 1992; and as Vice President, Sales and Marketing of General Electric Company from 1988 through 1990. Director since 2002. Age 50.

Robert W. Mahoney
Mr. Mahoney is retired. He served as Chairman of the Board and Chief Executive Officer of Diebold, Inc. from 1988 until April 2000. Prior to that time, he served as President and Chief Executive Officer from 1985 until 1988. He is a director of The Timken Company, The Sherwin-Williams Company and a director and Chairman of the Board of the Federal Reserve Bank of Cleveland. Director since 2004. Age 68.

Daniel J. Meyer
Mr. Meyer is retired and the former Chairman and Chief Executive Officer of Milacron, Inc. (a manufacturer of metal working fluids and plastics processing machinery and systems) from 1991 through May 2001. He is a director of AK Steel Holding Corporation and Hubbell Incorporated. Director since 1999. Age 68.

FOR CLASS I DIRECTORS
(Terms Expire in 2006)

Karen M. Hoguet
Ms. Hoguet is Chief Financial Officer and Senior Vice President of Federated Department Stores, Inc. (owner and operator of retail department stores). At Federated Department Stores, she has served as a Senior Vice President since 1991 and Chief Financial Officer since 1997; and she served as Treasurer from 1992 through 1999. She is a director of the Wedding Channel. Director since 1999. Age 48.

Carl Redfield
Mr. Redfield has been Senior Vice President of Worldwide Manufacturing/ Logistics of Cisco Systems, Inc. (a networking and telecommunications company) since 1997 and was Vice President, Manufacturing/Logistics of Cisco Systems, Inc., from 1993 through 1999. Prior to that time, he served as Senior Director, Manufacturing/Logistics Personal Computer Group of Digital Equipment Corporation from 1975 through 1993. He is a director of VA Software Corporation. Director since 2000. Age 58.

David B. Sharrock
Mr. Sharrock has been a consultant since 1994. Prior to that time, he served as Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc. (a researcher, manufacturer and seller of pharmaceutical products) from 1989 through 1993. He served as President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. from 1988 through 1989. He is a director of Indevus Pharmaceuticals Inc., Praecis Pharmaceuticals, Inc. and MGI Pharma, Inc. Director since 1987. Age 68.

FOR CLASS II DIRECTORS
(Terms Expire in 2007)

Phillip R. Cox
Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a director of the Federal Reserve Bank of Cleveland, Cinergy Corp., The Timken Company, Touchstone Mutual Funds, Long Stanton Manufacturing Company and the Chairman of the Board of Trustees for the University of Cincinnati. Director since 1993. Age 57.

Michael G. Morris
Mr. Morris has been the President and Chief Executive Officer of American Electric Power (an electric and gas utility) since January 2004 and the Chairman of AEP since February 2004. Before joining AEP, he was the Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 through December 2003. Prior to that time, he served as President and Chief Executive Officer of Consumers Energy, the principal subsidiary of CMS Energy, and as President of CMS Marketing, Services and Trading. He is a director of Spinnaker Exploration Company and Flint, Inc. Director since 2003. Age 58.

John M. Zrno
Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. (a telecommunications company) from June 1999 through November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988 through 1995. He is a director of BullsEye Telecom. Director since 1999. Age 66.

CHANGES IN INDEPENDENT ACCOUNTANT

On March 21, 2005, the Audit and Finance Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent accountants.

The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through March 21, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the disagreements in their reports on the Company’s consolidated financial statements for such years.

During the two most recent fiscal years and through March 21, 2005, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the above disclosures to PricewaterhouseCoopers LLP and asked PricewaterhouseCoopers LLP to provide it with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers LLP agrees with the Company’s statements. A copy of that letter, dated March 24, 2005, stating that PricewaterhouseCoopers LLP has no disagreements with the Company’s statements, is filed as Exhibit 16.1 to our report on Form 8-K filed with the SEC on March 24, 2005.

On March 21, 2005, the Audit and Finance Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting Firm (also referred to herein as “independent auditors” and/or “independent accountants”) for the fiscal year ending December 31, 2005. During the two most recent fiscal years and through March 21, 2005, the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters that were either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Item 2 on the Proxy Card)

The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s independent accountants.

In 2004, the Board determined that the Company should provide its shareholders with an opportunity to participate in the selection of its independent accountants. Although not required by Ohio law or the Audit and Finance Committee’s Charter, the Board decided to submit the selection of the independent accountants to the shareholders for ratification.

On March 21, 2005, the Audit and Finance Committee decided to change the Company’s independent accountants, and, accordingly, dismissed PricewaterhouseCoopers LLP from that role and retained Deloitte & Touche LLP as its independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2005.

The Company is asking the shareholders to ratify its appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2005. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider such results and determine whether to recommend and appoint a different independent accountant to audit the financial statements of the Company for the fiscal year ending December 31, 2005.

One or more members of the firms of Deloitte & Touche LLP and PricewaterhouseCoopers LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

Recommendation

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the common shares and Preferred Shares, voting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR such ratification.

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for the fiscal year ended December 31, 2004, the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit and Finance Committee has also received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of such independent auditing firm, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the auditors maintaining their independence.

Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2004.

The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Daniel J. Meyer is an audit committee financial expert as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.

AUDIT AND FINANCE COMMITTEE: Daniel J. Meyer, Chairman Phillip R. Cox Karen M. Hoguet Robert W. Mahoney Carl Redfield John M. Zrno

INDEPENDENT AUDITOR

On March 21, 2005, the Audit and Finance Committee dismissed PricewaterhouseCoopers LLP as the Company’s independent accountants and engaged Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2005.

AUDIT FEES

PricewaterhouseCoopers LLP was the Company’s principal outside auditor for the fiscal years 2004 and 2003. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003, were as follows:

	2004	2003
Audit Fees	$2,852,420	$1,589,365
Audit Related Fees	141,014	257,732
Tax Fees	48,485	81,716
All Other Fees	—	—
Total	$3,041,919	$1,928,813

Audit Fees

The Audit Fees for the years ended December 31, 2004 and 2003, respectively, were for services rendered in connection with the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s quarterly reports filed with the SEC. In addition, in 2004, audit fees included services related to requirements established by the Sarbanes-Oxley Act of 2002. In 2003, PricewaterhouseCoopers LLP also provided assistance with and review of documents filed with the SEC and services in connection with the issuance of comfort letters and consents.

Audit Related Fees

The Audit Related Fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of the Company’s employee benefit plans, for audit services required by the Company’s creditors and various accounting consultations.

Tax Fees

Tax Fees for the years ended December 31, 2004 and 2003, respectively, were for consulting services related to the implications of changes in federal and state tax laws and other compliance issues.

All Other Fees

None.

Engagement of the Independent Auditor and Pre-approval Policy

In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate, and, if necessary, replace the independent auditor. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the Chairperson of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company’s independent auditor.

Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of PricewaterhouseCoopers LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries since May 6, 2003.

REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER
CINCINNATI BELL INC. 1997 LONG TERM INCENTIVE PLAN
(Item 3 on the Proxy Card)

Under Section 162(m) of the Internal Revenue Code (the “Code”), the Company may not, for federal income tax purposes, deduct from its income the compensation paid during a tax year to a person who, on the last day of such year, is the chief executive officer or among the four highest compensated other officers of the Company and its subsidiaries (each such person a “covered executive”) to the extent such compensation exceeds $1,000,000. However, such deduction limit does not generally apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which such compensation is determined and paid are disclosed to and approved by the shareholders of the Company.

The Company maintains the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the “Long Term Incentive Plan”) under which awards can be made to salaried employees of the Company and its subsidiaries, including the covered executives, based on long-term performance objectives.

The Company’s shareholders at their 2000 annual meeting approved the Long Term Incentive Plan, including the material terms of the performance goals under which certain compensation is paid under the Long Term Incentive Plan. The total number of common shares on which awards will be granted on or after January 1, 2000 under the Long Term Incentive Plan is 50,000,000.

The Board’s Compensation Committee (for purposes of this discussion as to the Long Term Incentive Plan, the “Committee”) administers the Long Term Incentive Plan. The Committee may amend or terminate the Long Term Incentive Plan as long as such action does not impair the rights of employees with respect to previously granted awards unless such employee’s consent is obtained. In addition, shareholder approval is required to amend the Long Term Incentive Plan (a) to increase the total number of shares reserved for issuance under the plan, (b) to change the class of employees eligible to receive awards under the plan, (c) to increase the number of incentive stock awards that may be granted under the plan or (d) to make any change that requires shareholder approval under Section 162(m) of the Code or any other applicable law.

Since the Committee has the authority and discretion to set the specific performance goals under the awards of the Long Term Incentive Plan, regulations of the Internal Revenue Service (the “IRS”) issued under Code Section 162(m) require that, for the performance-based compensation made to any covered executive under the plan to avoid being subject to the deduction limits of Code Section 162(m), the Company must again disclose to the Company’s shareholders the material terms of the performance goals under which compensation can be paid under the plan and the shareholders must once again approve such terms no later than at their 2005 annual meeting. As a result, the Company is asking the Company’s shareholders to reapprove the material terms of the performance goals under which compensation can be paid under the plan. No changes are being made to the Long Term Incentive Plan.

The reapproval by the Company’s shareholders of the performance goals is not needed to permit the Committee to continue granting awards under the plan and such awards can continue to be made regardless of whether or not such reapproval is obtained; such reapproval is needed only to permit the Company to deduct for federal income tax purposes the compensation paid to covered executives that result from performance-based plan awards without regard to the deduction limits of Section 162(m) of the Code.

Material Terms of Performance Goals.

Following is a summary of the material terms of the performance goals under which compensation can be paid under the Long Term Incentive Plan. Such summary is qualified in its entirety by the complete text of the Long Term Incentive Plan, a copy of which is attached as Appendix A.

1.  Employees Eligible to Receive Awards.

The employees who are eligible for awards under the Long Term Incentive Plan are all salaried employees of the Company and its subsidiaries, including the covered executives. For purposes of the plan, a salaried employee refers to any person who is employed and classified as an employee by the Company or a subsidiary of the Company, whose pay is based on a monthly or annual rate and whose position is not subject to automatic wage progression. As of March 14, 2005, 1,149 salaried employees were eligible to participate in the Long Term Incentive Plan.

In general, the Committee selects the specific salaried employees to whom awards will be granted under the Long Term Incentive Plan, the types of awards that will be granted to each salaried employee and the terms of any such award (subject to the terms of the plan). The Committee may delegate to one or more senior managers of the Company and its subsidiaries the Committee’s right to make awards to salaried employees who are not officers of the Company, but it may not so delegate such right with respect to any covered executives or to any other salaried employees who are subject to certain insider-trading prohibitions and requirements set forth in Section 16 of the Securities Exchange Act of 1934.

2.	Use of Performance Goals Under Awards and Maximum Amount of Compensation.

Many awards made under the Long Term Incentive Plan are based on performance goals, and the plan also sets forth certain limits on the maximum amount of compensation that can be paid to any salaried employee under the plan.

Awards granted under the Long Term Incentive Plan provide, in the event that certain conditions are met, a salaried employee the opportunity to acquire common shares or monetary payments based in part on the value of such shares. In this regard, a salaried employee may not receive under the plan, during any calendar year, either (i) any specific type of award (stock options, stock appreciation rights (“SARs”), restricted stock, performance shares or performance units) that is based on more than 1,000,000 common shares or (ii) awards that in the aggregate are based on more than 1,000,000 common shares.

The rules of the Long Term Incentive Plan set forth below constitute, under the IRS’s regulations, a performance goal that (together with the common share limit noted above, the approval by the Company’s shareholders of the material terms of the plan’s performance goals and certain other conditions being met under the plan) generally will permit the compensation to a covered executive that results from such award to avoid being subject to the deduction limits of Section 162(m) of the Code:

•	As to stock options, the Long Term Incentive Plan provides that the purchase price of any common share that can be bought under any stock option granted under the plan may not be less than 100% of the fair market value of a common share as determined on the date that the option is granted.

•	As to SARs, the Long Term Incentive Plan provides that the grant price of the SAR may not be less than the fair market value of the common shares with respect to which the SAR is based, as determined on the date of the grant of the SAR.

•	As to restricted stock, the Long Term Incentive Plan provides that the terms of any restricted stock award granted under the plan to a salaried employee will, for the salaried employee to be able to dispose of and not forfeit such stock, (i) generally require the salaried employee to remain an employee of the Company and/or a subsidiary of it for a specified continuous period of time (or to terminate employment with the Company and its subsidiaries in special circumstances such as the employee’s retirement, disability, or death) but (ii) also may require the meeting of certain performance goals based on any of the business criteria noted in the “Business Criteria” section below.

•	As to performance shares, the Long Term Incentive Plan provides that, before a common share may be issued to a salaried employee, he or she must meet certain performance goals based on any of the business criteria noted in the “Business Criteria” section below (and any other conditions contained in the award, which may include a requirement that the employee be employed by the Company and its subsidiaries for a specified continuous period of time).

•	As to performance units, the Long Term Incentive Plan provides that (i) before a cash payment may be issued to a salaried employee he or she must meet certain performance goals based on any of the business criteria noted in the “Business Criteria” section below (and any other conditions contained in the award, which may include a requirement that the employee be employed by the Company and its subsidiaries for a specified continuous period of time) and (ii) such cash payment may not exceed

200% of the fair market value of one common share as determined on the date such amount becomes payable (or 200% percent of the increase in the fair market value of one common share from the date of the grant of the award to the date such amount becomes payable).

Any such performance goal will be based on the business criteria noted in the “Business Criteria” section below and will be measured or determined on the basis of a “performance period,” which period may be of any length, must be established not later than ninety days after the commencement of the performance period to which the performance goal relates and have an outcome that is substantially uncertain at the time the goal is established.

In addition, any such performance goal (i) may be measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company’s subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries and (ii) may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

Further, a performance goal that applies to an award granted under the Long Term Incentive Plan and that is based on any of the business criteria noted in the “Business Criteria” section below must be able to be objectively determined, and the satisfaction of such goal must be verified by the Committee.

Finally, in certain cases, an amount may be payable under an award that is granted under the Long Term Incentive Plan in the event a change in control of the Company (as is defined in the plan) occurs during the applicable performance period regardless of whether or not the performance goals applicable to the award are met. In such case, such amount, if payable to a covered executive, will not be able to avoid being subject to the deduction limits of Section 162(m) of the Code even if the Company’s shareholders reapprove the material terms of the performance goals applicable to the plan’s awards.

3.	Business Criteria.

Under the plan, the business criteria on which any such performance goals applicable to a plan award can be based must be one or more of the following criteria (measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company’s subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries and with respect to a performance period):

•	earnings before interest, taxes, depreciation and amortization;

•	earnings per share;

•	operating income;

•	total shareholder returns;

•	cash generation targets (which includes free cash flow, which refers to the Company’s earnings before income taxes, depreciation and amortization, minus the Company’s capital expenditures and plus or minus the Company’s changes in working capital);

•	profit targets;

•	revenue targets;

•	profitability targets as measured by return ratio;

•	net income;

•	return on sales;

•	return on assets;

•	return on equity; and

•	corporate performance indicators (which are indices based on the level of service provided to customers).

Plan Benefits.

Awards made under the Long Term Incentive Plan to the executive officers of the Company named in the Summary Compensation Table on page 32 are set forth in the table’s “Securities Underlying Options/SARs” column. In 2004, the aggregate amount of awards under the Long Term Incentive Plan made to all executive officers as a group was 1,341,100 common shares and to all other salaried employees as a group was 760,060 common shares. Amounts to be awarded under the Long Term Incentive Plan in the future are not determinable. It is the intention of the Committee to make awards under the Long Term Incentive Plan consistent with the Company’s business needs and competitive practices.

Reapproval of Material Terms of Performance Goals.

As has been indicated above, we are seeking shareholder reapproval of the material terms of the performance goals under which compensation may be paid under the Long Term Incentive Plan in order to permit any awards granted under the plan to covered executives which are based on certain performance goals to be able to be deducted by the Company and its subsidiaries without regard to the deduction limits of Section 162(m) of the Code.

Without such reapproval by the Company’s shareholders at their 2005 annual meeting, awards granted under the Long Term Incentive Plan to covered executives may be subject to the deduction limits of Code 162(m) of the Code, thereby possibly increasing the taxes that will have to be paid by the Company and its subsidiaries in connection with compensation paid to the covered executives.

Our Recommendation.

Reapproval of the material terms of the performance goals under which compensation can be paid under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan requires the affirmative vote of the holders of the majority of the common shares and preferred shares, acting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR adoption of the proposal.

Effect of Management Vote.

Since the directors and officers of the Company own beneficially 5,855,741 voting shares, or 2.37% of the outstanding voting shares, their votes on the proposal are not likely to have a material impact on whether this proposal is adopted.

REAPPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER
CINCINNATI BELL INC. SHORT TERM INCENTIVE PLAN
(Item 4 on the Proxy Card)

Under Section 162(m) of the Code, the Company may not, for federal income tax purposes, deduct from its income the compensation paid during a tax year to a person who, on the last day of such year, is the chief executive officer or among the four highest compensated other officers of the Company and its subsidiaries (each such person a “covered executive”) to the extent such compensation exceeds $1,000,000. However, such deduction limit does not generally apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which such compensation is determined and paid are disclosed to and approved by the shareholders of the Company.

The Company maintains the Cincinnati Bell Inc. Short Term Incentive Plan (the “Short Term Incentive Plan”) under which awards can be made to key executives of the Company and its subsidiaries based on short-term performance objectives. Any award granted under the plan to a key executive will be made with respect to a specific calendar year (the award’s “award year”) and will, only if certain conditions are met, provide for the payment to the executive of a lump sum cash amount in the first quarter of the next following calendar year (or sooner in the event of a change in control of the Company, as is defined in the plan). No more than one award may be granted to a key executive under the plan with respect to any calendar year.

The Company’s shareholders at their 2000 annual meeting approved the Short Term Incentive Plan, including the material terms of the performance goals under which certain compensation is paid under the Short Term Incentive Plan.

The Board’s Compensation Committee (for purposes of this discussion as to the Short Term Incentive Plan, the “Committee”) administers the Short Term Incentive Plan. The Committee may amend or terminate the Short Term Incentive Plan as long as such action does not impair the rights of key executives with respect to previously granted awards unless such key executive’s consent is obtained. In addition, shareholder approval is required to change the class of persons eligible to receive awards or to make any change that requires shareholder approval under Section 162(m) of the Code or any other applicable law.

Since the Committee has the authority and discretion to set the specific performance goals under the awards of the Short Term Incentive Plan, regulations of the IRS issued under Code Section 162(m) require that, for the performance-based compensation made to any covered executive under the plan to avoid being subject to the deduction limits of Code Section 162(m), the Company must again disclose to the Company’s shareholders the material terms of the performance goals under which compensation can be paid under the plan and the shareholders must once again approve such terms no later than at their 2005 annual meeting. As a result, the Company is asking the Company’s shareholders to reapprove the material terms of the performance goals under which compensation can be paid under the plan. No changes are being made to the Short Term Incentive Plan.

The reapproval by the Company’s shareholders of the performance goals is not needed to permit the Committee to continue granting awards under the plan and such awards can continue to be made regardless of whether or not such reapproval is obtained; such reapproval is needed only to permit the Company to deduct for federal income tax purposes the compensation paid to covered executives that result from performance-based plan awards without regard to the deduction limits of Section 162(m) of the Code.

Material Terms of Performance Goals.

Following is a summary of the material terms of the performance goals under which compensation can be paid under the Short Term Incentive Plan. Such summary is qualified in its entirety by the complete text of the Short Term Incentive Plan, a copy of which is attached as Appendix B.

1.	Employees Eligible to Receive Awards.

The employees who are eligible for awards under the Short Term Incentive Plan are all key executives of the Company and its subsidiaries. A key executive refers to an employee of the Company or a subsidiary of the Company whose regular and incentive compensation is principally established by the Committee. Currently, five key executives participate in the Short Term Incentive Plan.

In general, the Committee selects the specific key executives to whom awards will be granted under the Short Term Incentive Plan and the terms of any such award (subject to the terms of the plan).

2.	Use of Performance Goals Under Awards and Maximum Amount of Compensation.

All awards made under the Short Term Incentive Plan are based on performance goals, and the plan also sets forth certain limits on the maximum amount of compensation that can be paid to any key executive under the plan.

Any award granted under the Short Term Incentive Plan to a key executive will be payable only upon the meeting of certain performance goals based on any of the business criteria noted in the “Business Criteria” section below (and certain other conditions contained in the award, including a requirement that the key executive generally (i) either be an employee of the Company or a subsidiary of the Company on the last day of the award’s award year or have terminated his or her employment with the Company and its subsidiaries during such year because of his or her disability, retirement or death and (ii) have had at least three months of active service for the Company and its subsidiaries during the award’s award year).

Any such award will specify a standard payment amount (the award’s “standard award level”) if certain but not all (or a certain level but not the highest level) of the performance goals applicable to the award are met and will also specify payment amounts more or less than the standard award level if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award are met. In no event may the amount of any award exceed 200% of the award’s standard award level or, if less, $3,000,000.

Any performance goal will be based on the business criteria noted in the “Business Criteria” section below and will be measured or determined on the basis of the applicable award’s award year, must be established not later than ninety days after the commencement of the award year and must have an outcome that is substantially uncertain at the time the goal is established.

In addition, any such performance goal (i) may be measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company’s subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries and (ii) may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

Further, a performance goal that applies to an award granted under the Short Term Incentive Plan must be able to be objectively determined, and the satisfaction of such goal must be verified by the Committee.

The amount payable under any award granted to a key executive under the Short Term Incentive Plan will generally be reduced if the key executive is entitled to payment under the award but was not in the active service of the Company and its subsidiaries for the entire award year of the award because of his or her retirement, death, disability or leave of absence, and the Committee also has discretion to reduce, but not to increase, the payment otherwise called for by the award; for example, if it determines the satisfaction of the award’s performance goals were unduly affected by extraordinary or nonrecurring events or because the key executive to whom the award was granted failed to meet certain individual goals set for him or her by the Committee or his or her managers.

The rules described in this part of the discussion (together with the approval by the Company’s shareholders of the material terms of the Short Term Incentive Plan’s performance goals and certain other conditions being met under the plan) generally, under the IRS’s regulations, will permit the compensation to a covered executive that results from an award granted under the plan to avoid being subject to the deduction limits of Section 162(m) of the Code.

In certain cases, an amount may be payable under an award granted under the Short Term Incentive Plan in the event that a change in control of the Company occurs during or soon after the end of the award’s award year regardless of whether or not the performance goals applicable to the award are met. In such a case, such amount, if payable to a covered executive, will be subject to the deduction limits of Section 162(m) of the Code even if the Company’s shareholders reapprove the material terms of the performance goals applicable to the plan’s awards.

3.	Business Criteria.

Under the plan, the business criteria on which any performance goals applicable to a plan award can be based must be one or more of the following criteria (measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company’s subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries and with respect to an award year):

•	earnings before interest, taxes, depreciation and amortization;

•	earnings per share;

•	operating income;

•	total shareholder returns;

•	cash generation targets (which includes free cash flow, which refers to the Company’s earnings before income taxes, depreciation and amortization, minus the Company’s capital expenditures and plus or minus the Company’s changes in working capital);

•	profit targets;

•	revenue targets;

•	profitability targets as measured by return ratio;

•	net income;

•	return on sales;

•	return on assets;

•	return on equity; and

•	corporate performance indicators (which are indices based on the level of service provided to customers).

Plan Benefits.

Since awards payable under the Short Term Incentive Plan are based upon satisfaction of certain performance goals each year, it cannot be determined at this time what amounts under the Short Term Incentive Plan will be granted in the 2005 fiscal year. The awards granted to the executive officers of the Company named in the Summary Compensation Table on page 32 for the 2004 fiscal year are identified in such Summary Compensation Table and described in the Compensation Committee Report on page 29.

Reapproval of Material Terms of Performance Goals.

As has been indicated above, we are seeking shareholder reapproval of the material terms of the performance goals under which compensation may be paid under the Short Term Incentive Plan in order to permit any awards granted under the plan to covered executives which are based on certain performance goals to be able to be deducted by the Company and its subsidiaries without regard to the deduction limits of Section 162(m) of the Code.

Without such reapproval by the Company’s shareholders at their 2005 annual meeting, awards granted under the Short Term Incentive Plan to covered executives may be subject to the deduction limits of Code 162(m) of the Code, thereby possibly increasing the taxes that will have to be paid by the Company and its subsidiaries in connection with compensation paid to the covered executives.

Our Recommendation.

Reapproval of the material terms of the performance goals under which compensation can be paid under the Cincinnati Bell Inc. Short Term Incentive Plan requires the affirmative vote of the holders of the majority of the common shares and preferred shares, acting as one class, present or represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will count as votes against the proposal. Broker non-votes do not count for voting purposes. The Board recommends a vote FOR adoption of the proposal.

Effect of Management Vote.

Since the directors and officers of the Company own beneficially 5,855,741 voting shares, or 2.37% of the outstanding voting shares, their votes on the proposal are not likely to have a material impact on whether this proposal is adopted.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of the end of 2004 regarding securities of the Company to be issued and remaining available for issuance under the Long Term Incentive Plan and other equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of stock options, warrants and rights		Weighted-average exercise price of outstanding stock options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	24,503,567	(1)	$12.06	34,705,815
Equity compensation plans not approved by security holders	115,635	(2)	—	—
Total	24,619,202		$12.06	34,705,815

(1)	Includes 24,363,567 outstanding stock options not yet exercised and 140,000 shares of restricted stock, restrictions on which have not yet expired. Awards were granted under various incentive plans approved by Cincinnati Bell Inc. shareholders.
(2)	The shares to be issued relate to deferred compensation in the form of previously received special awards and annual awards to non-employee directors pursuant to the “Deferred Compensation Plan for Outside Directors.” From 1997 through 2004, the directors received an annual award equal to the equivalent of a number of common shares (250 common shares in 1997, 500 common shares in 1998, 1,163 common shares in 1999 and 1,500 common shares from 2000 to 2004) and for the years commencing January 2005, the award is in the amount of the equivalent of 6,000 common shares. As a result of a plan amendment effective as of January 1, 2005 that requires the payout of all annual awards to be made in cash, the number of shares to be issued pursuant to the plan as of March 29, 2005 is reduced to approximately 58,300. The plan provides that all awards are payable provided that such non-employee director completes at least five years of active service as a non-employee director or if he or she dies while a member of the Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of common shares and 6-3/4% Cumulative Convertible Preferred Shares as of March 4, 2005 (except as otherwise noted) by (i) each beneficial owner of more than five percent (5%) of either class of stock, (ii) each director and each executive officer named in the Summary Compensation Table on page 32, and (iii) all directors and executive officers of the Company as a group.

Unless otherwise indicated, the address of each director and executive officer is c/o Cincinnati Bell at Cincinnati Bell’s address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 4, 2005 (unless otherwise noted)(a)		Percent of Common Shares(h)	6-3/4% Cumulative Convertible Preferred Shares Owned as of March 4, 2005(i)		Percent of 6-3/4% Cumulative Convertible Preferred Shares(i)
Legg Mason Funds Management, Inc. and affiliates	15,825,000	(b)	6.42%
100 Light Street Baltimore, MD 21202
Brandes Investment Partners, L.P. and affiliates	16,719,209	(c)	6.78%
c/o Brandes Investment Partners, Inc. 11988 El Camino Real, Suite 500 San Diego, CA 92130
Shapiro Capital Management Company, Inc.	14,989,314	(d)	6.08%
3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305
Barclays Global Investors, NA and affiliates	13,830,536	(e)	5.61%
45 Fremont Street San Francisco, CA 94105
Gabelli Asset Management Company and affiliates	13,979,200	(f)	5.67%	9,442.50	(j)	6.08%
One Corporate Center Rye, NY 10580
Citadel Limited Partnership and affiliates	13,356,950	(g)	5.42%
131 S. Dearborn Street, 32nd Floor Chicago, IL 60603
Bruce L. Byrnes	53,635		*
Michael W. Callaghan	557,234		*
John F. Cassidy	2,567,299		*
Phillip R. Cox	79,986		*
Karen M. Hoguet	84,325		*
Brian G. Keating	128,360		*
Robert W. Mahoney	25,000		*
Daniel J. Meyer	81,000		*
Michael G. Morris	42,351		*
Carl Redfield	61,000		*
Brian A. Ross	340,577		*
David B. Sharrock	80,052		*
Christopher J. Wilson	114,529		*
John M. Zrno	1,137,650		*
All directors and executive officers as a group (consisting of 18 persons, including those named above)	5,855,716		2.38%	25		*

*	indicates ownership of less than 1% of outstanding shares

(a)	Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan and the Directors Stock Option Plan that are exercisable by such individuals within 60 days. The following options are included in the totals: 34,000 common shares for Mr. Byrnes; 502,570 common shares for Mr. Callaghan; 1,908,670 common shares for Mr. Cassidy; 76,925 common shares for Mr. Cox; 80,625 common shares for Ms. Hoguet; 81,620 common shares for Mr. Keating; 25,000 common shares for Mr. Mahoney; 70,000 common shares for Mr. Meyer; 34,000 common shares for Mr. Morris; 61,000 common shares for Mr. Redfield; 247,970 common shares for Mr. Ross; 73,250 common shares for Mr. Sharrock; 64,520 common shares for Mr. Wilson; and 1,132,650 common shares for Mr. Zrno.
(b)	As reported on a Schedule 13G/A filed on February 15, 2005, as of December 31, 2004, Legg Mason Funds Management, Inc. owned 11,844,000 common shares, LLM, LLC owned 2,632,800 common shares, and Legg Mason Capital Management, Inc. owned 1,348,200 common shares.
(c)	As reported on Schedule 13G filed on February 14, 2005, as of December 31, 2004, Brandes Investment Partners, LP and its affiliates, owned 16,719,209 common shares.
(d)	As reported on Schedule 13G filed on January 25, 2005 by Shapiro Capital Management Company, Inc., as of December 31, 2004, owned 14,989,314 common shares.
(e)	As reported on Schedule 13G filed on February 14, 2005 by Barclays Global Investors, NA, as of December 31, 2004, Barclays Global Investors, NA owned 9,168,260 common shares, Barclays Global Fund Advisors owned 4,505,176 common shares and Palomino Limited owned 157,100 common shares.
(f)	As reported on Schedule 13F filed on February 11, 2005 by Gabelli Asset Management Company, as of December 31, 2004, Gabelli Asset Management Company owned 10,044,200 common shares and Gabelli Funds, LLC owned 3,935,000 common shares.
(g)	As reported on Schedule 13G/A filed on February 14, 2005, Citadel Limited Partnership and its affiliates, as of December 31, 2004, owned 13,356,950 common shares.
(h)	These numbers are based upon 246,538,383 common shares outstanding as of the Record Date.
(i)	These numbers represent 6-3/4% Convertible Preferred Shares. In the aggregate, the 155,250 outstanding
6-3/4% Convertible Preferred Shares are represented by 3,105,000 Depositary Shares and each 6-3/4% Convertible Preferred Share is represented by 20 Depositary Shares.
(j)	As reported on Schedule 13F filed on February 11, 2005 by Gabelli Asset Management Company, as of December 31, Gabelli Asset Management Company owned 3,042.5 6-3/4% Convertible Preferred Shares (which are represented by 60,850 Depositary Shares) and Gabelli Funds, LLC owned 6,400 6-3/4% Convertible Preferred Shares (which are represented by 128,000 Depositary Shares).

EXECUTIVE COMPENSATION

Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors administers Cincinnati Bell’s executive compensation program. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the Company’s Chief Executive Officer and other executive officers. The Committee has a written charter that sets forth its duties and responsibilities, including the requirement to conduct annually a self-assessment of the Committee’s performance. The Compensation Committee Charter is available on the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage. Further, the Committee retains Mr. Charles Mazza, a consultant independent of the Company, to assist it in evaluating matters presented to the Committee as well as the operation of the Committee itself.

Compensation Philosophy

The principles of the executive compensation program established by the Compensation Committee are that:

•	Compensation must be competitive with other companies to attract and retain high-quality executives;

•	A significant portion of total executive compensation should be “at risk” and tied to the achievement of specific short-term and long-term performance objectives, principally the Company’s earnings and the performance of the Company’s common shares, thereby linking executive compensation with the returns realized by shareholders; and

•	Emphasis should be on providing a balance across each executive’s base salary and short-term and long-term incentive components appropriate to the current and long-term goals and strategy of the Company.

Executive Compensation Practices

The Compensation Committee targets each executive officer’s total direct compensation (base salary, annual incentive compensation and long-term incentive compensation) to be competitive with the revenue adjusted median of the marketplace, using information from general industry surveys and a study group of companies from the telecommunications industry whose products and services closely parallel those of the Company and who likely seek executives with similar kinds of skills and experience. The study group of telecommunications companies was initially proposed for consideration by Towers Perrin, an outside compensation consulting firm retained to assist the Company each year, and consists of companies that participate in a survey by Towers Perrin. The proposed group of companies is reviewed by the Committee’s independent consultant for reasonableness and is further reviewed by the Committee itself prior to initiating any study of competitive compensation practices. Competitive marketplace data, however, is only one determinant of setting executive pay. Results against the Company’s business goals along with the Committee’s evaluation of other personal performance factors are carefully considered in determining executive pay.

Components of Executive Compensation

The Company’s compensation program for executive officers consists of three components: base salary, annual incentive compensation and long-term incentive compensation.

Base Salary.  Based on its review of the market data and an assessment of an individual’s personal performance during the year, the Compensation Committee approved base salary increases during 2004 for Messrs. Cassidy and Ross. No base salary adjustments were made for 2004 for any of the other named executives shown in the Summary Compensation Table. The base salaries for the last three years paid to Messrs. Cassidy, Ross, Callaghan, Wilson and Keating appear in the Summary Compensation Table on page 32.

Annual Incentive.  The Cincinnati Bell Inc. Short Term Incentive Plan, in which all of the above-named executives participated, is one of the means by which the Compensation Committee encourages the Company’s management to enhance shareholder value. As in the case of base salary, short-term award targets under this plan for 2004 were benchmarked against market data. Any award granted under the plan to an executive generally will specify a standard payment amount (the award’s “standard award level”) if certain but not all (or a certain level but not the highest level) of the performance goals applicable to the award are met and will also specify payment amounts more or less than the standard award level if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award are met. The payment of the annual incentive awards for fiscal year 2004 to Messrs. Cassidy, Ross, Callaghan, Wilson and Keating was based on (i) the Company achieving between 95% and 110% of targeted levels of net income, revenue and debt reduction, and (ii) individual performance, weighted as follows: (a) net income — 30%, (b) revenue — 20%, (c) debt reduction — 30%, and (d) individual performance — 20%. The short term awards received by Messrs. Cassidy, Ross, Callaghan, Wilson and Keating in 2004 appear in the Summary Compensation Table on page 32.

On December 3, 2004, the Compensation Committee set the short-term award targets for fiscal year 2005 under the Cincinnati Bell Inc. Short-Term Incentive Plan. Payment of the annual incentive is based on (i) the Company achieving certain levels of net income and revenue, and (ii) individual performance, weighted as follows: (a) net income — 60%, (b) revenue — 20%, and (c) individual performance — 20%. If Company benchmarks are achieved at between 95%–120% of goal, the executives will receive a payment of the annual incentive in an amount between 50% and 200% of target. For example: 95% of goal pays 50% of award target; 100% of goal pays 100% of award target; 105% of goal pays 150% of award target; and 120% of goal pays 200% of award target. The standard award levels for the Company’s executive officers are: Mr. Cassidy — $774,000; Mr. Ross — $297,500; Mr. Callaghan — $112,500; Mr. Wilson — $125,000; and Mr. Keating — $112,500.

Long-Term Incentives.  The Company’s executive compensation program currently includes stock options, but may also include restricted stock and/or performance unit awards when determined appropriate by the Compensation Committee. The long-term incentive program, along with stock acquired by the executive over time, are intended to more closely align the interests of the Company’s executive officers with those of the Company’s shareholders.

In the discretion of the Compensation Committee, the Company awards stock options for the purchase of common shares under the Company’s Long Term Incentive Plan. On December 3, 2004, the Compensation Committee granted the following stock options: Mr. Cassidy — 666,100 stock options; Mr. Ross — 150,000 stock options; Mr. Callaghan — 75,000 stock options, Mr. Wilson — 75,000 stock options; and Mr. Keating — 75,000 stock options. In addition to the December stock option grant, on January 29, 2004, the Committee awarded Mr. Ross a grant of stock options for 300,000 shares in conjunction with his appointment as Chief Financial Officer.

In February 2004, the Compensation Committee made the following awards of restricted shares: Mr. Ross — 10,000 restricted shares; Mr. Callaghan — 10,000 restricted shares, Mr. Wilson — 10,000 restricted shares; and Mr. Keating — 10,000 restricted shares.

The restricted shares and stock options in 2004 received by Messrs. Cassidy, Ross, Callaghan, Wilson and Keating appear in the Summary Compensation Table on page 32.

Compensation of the Chief Executive Officer

Based upon the Company’s actual net income, revenue, net debt reduction results for 2004 and an evaluation of his personal performance, Mr. Cassidy received the base salary and annual bonus shown in the Summary Compensation Table on page 32. In December 2004, he received options to purchase 666,100 common shares as shown on page 31.

Compensation Limitation

Section 162(m) of the Code generally limits the available deduction to the Company for compensation paid to any of the Company’s named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. Although the Committee considers the anticipated tax treatment to the Company and the executive officers of its compensation payments, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Compensation Committee:
David B. Sharrock, Chairman
Bruce L. Byrnes
Phillip R. Cox
Daniel J. Meyer
Michael G. Morris

SUMMARY COMPENSATION TABLE

The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for services to the Company during fiscal year 2004, as well as their compensation for each of the fiscal years ending December 31, 2003 and December 31, 2002.

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position(a)	Year	Salary ($)(b)		Bonus ($)		Other Annual Compensation ($)(c)	Restricted Stock Awards(s) ($)(d)	Securities Underlying Options/SARs (#)		Long-Term Incentive Payouts ($)	All Other Compensation ($)(e)
John F. Cassidy	2004	$669,808		$846,602		0	$0	666,100		$0	$8,200
President and	2003	$550,000		$720,000		0	$0	801,000		$0	$8,000
Chief Executive Officer	2002	$496,154		$433,000		0	$0	600,000		$0	$8,000

Brian A. Ross	2004	$285,577		$253,419		0	$54,250	450,000	(f)	$0	$1,036
Chief Financial Officer	2003	$220,480		$158,760		0	$0	61,000		$0	$0
	2002	$216,351		$88,335		0	$0	60,000		$0	$7,391

Michael W. Callaghan	2004	$259,615		$123,053		0	$54,250	75,000		$0	$14,891
Senior Vice President —	2003	$250,000		$300,556	(g)	0	$0	51,000		$0	$9,539
Corporate Development	2002	$250,000		$115,000		0	$0	100,000		$0	$9,350

Christopher J. Wilson	2004	$233,654		$123,053		0	$54,250	75,000		$0	$8,047
Vice President and	2003	$174,631	(h)	$97,333		0	$0	51,000		$0	$7,325
General Counsel	2002	$137,308		$43,121		0	$0	20,000		$0	$6,424

Brian G. Keating	2004	$212,885		$112,115		0	$54,250	75,000		$0	$8,122
Vice President,	2003	$173,794	(i)	$94,443		0	$0	51,000		$0	$8,000
Human Resources	2002	$152,938		$54,179		0	$0	25,000		$0	$6,800
and Administration

(a)	Mr. Cassidy was named President and Chief Executive Officer effective July 31, 2003. Prior to that time, he served as Chief Operating Officer of the Company. Mr. Ross was named Chief Financial Officer on January 9, 2004. Prior to that time, he served as Senior Vice President, Finance and Accounting for Cincinnati Bell Telephone Company. Mr. Wilson was named Vice President and General Counsel effective August 4, 2003. Prior to that time, he served as Associate General Counsel of Cincinnati Bell Telephone Company. Mr. Keating was named Vice President Human Resources and Administration of Cincinnati Bell Inc. effective August 4, 2003. Prior to that time, he served as Vice President Human Resources and Administration of Cincinnati Bell Telephone Company.

(b)	The 2004 Salary amount reported above for each proxy officer reflects a 27th pay check, instead of the more customary 26 bi-weekly pay check schedule, due to how the calendarization of the company’s pay cycle fell during 2004. The actual 2004 annual salary rate for Messrs. Cassidy, Ross, Callaghan, Wilson and Keating was $645,000, $275,000, $250,000, $225,000 and $205,000 respectively.

(c)	Perquisites and other personal benefits are not reported because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.

(d)	The amounts in this column reflect the value of restricted shares granted on February 5, 2004. Pursuant to the 1997 Long Term Incentive Plan each of Messrs. Ross, Callaghan, Wilson and Keating received 10,000 restricted shares. The restricted shares have a two-year vesting period.

(e)	All other amounts in this column represent Company matching contributions to the Retirement Savings Plan and to the Executive Deferred Compensation Plan.

(f)	Mr. Ross received two grants of stock options during 2004. The first grant of options was for 300,000 shares on January 29, 2004, in connection with Mr. Ross’ appointment as Chief Financial Officer. The second grant of options was for 150,000 shares on December 3, 2004, in connection with the Company’s award of long-term incentives.

(g)	Mr. Callaghan’s bonus amount consisted of an annual bonus in the amount of $119,306 and a “success bonus” in the amount of $181,250, which was paid in connection with the sale by the Company of the broadband business of BCSI Inc. (f/k/a Broadwing Communications Services Inc.).

(h)	Mr. Wilson’s base salary reflected a blend of his starting annual salary rate of $140,000 and, following his appointment as Vice President and General Counsel, an ending annual salary rate of $225,000.

(i)	Mr. Keating’s base salary reflected a blend of his starting annual salary rate of $154,020 and, following his appointment as Vice President Human Resources and Administration of Cincinnati Bell Inc., an ending annual salary rate of $205,000.

Grants of Stock Options in Last Fiscal Year

The following table shows all individual grants by the Company of stock options to purchase common shares granted to the named executive officers of the Company during the fiscal year ended December 31, 2004:

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(b)
Name	Number of Securities Underlying Options Granted (#)(a)	% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5%($)	10%($)
John F. Cassidy	666,100	31.70%	$3.700	12/03/14	$1,550,015	$3,927,858
Brian A. Ross	150,000	7.14%	$3.700	12/03/14	$349,050	$884,520
	300,000	14.28%	$5.570	01/29/14	$1,050,840	$2,663,220
Michael W. Callaghan	75,000	3.57%	$3.700	12/03/14	$174,525	$442,260
Christopher J. Wilson	75,000	3.57%	$3.700	12/03/14	$174,525	$442,260
Brian G. Keating	75,000	3.57%	$3.700	12/03/14	$174,525	$442,260

(a)	The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date; exercise period: generally exercisable 28% after one year, and 3% per month for the next 24 months thereafter; term of grant: 10 years; termination: except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment.

(b)	As required by rules of the SEC, potential values stated are based on the prescribed assumption that the common shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.9% and 159.4%) resulting in values of $9.0728 and $14.4474 for all options expiring on January 29, 2014 and $6.0270 and $9.5968 for all options expiring on December 3, 2014. They are not intended, however, to forecast possible future appreciation, if any, in the price of the common shares. The total of all stock options granted to employees, including executive officers, during fiscal 2004 was approximately 0.85% of the total number of common shares outstanding as of December 31, 2004. As an alternative to the assumed potential realizable values stated in the above table, the SEC’s rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company’s management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows aggregate option exercises for common shares in the last fiscal year by each of the named executive officers and fiscal year-end values of each such officer’s unexercised options at December 31, 2004:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options at FY-End ($)(a) Exercisable (E)/ Unexercisable (U)
John F. Cassidy	0	N/A	1,800,580	(E)	$238,080	(E)
			1,458,820	(U)	$400,360	(U)
Brian A. Ross	0	N/A	145,880	(E)	$23,808	(E)
			515,520	(U)	$73,392	(U)
Michael W. Callaghan	0	N/A	491,980	(E)	$39,680	(E)
			147,720	(U)	$52,320	(U)
Christopher J. Wilson	0	N/A	58,730	(E)	$7,936	(E)
			118,920	(U)	$34,464	(U)
Brian G. Keating	0	N/A	75,530	(E)	$9,920	(E)
			120,720	(U)	$35,580	(U)

(a)	On December 31, 2004, the value of a common share on the NYSE (based on the average of the high and low price of the common shares on such date) was $4.10 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreement with Mr. Cassidy

Effective January 1, 1999 (as amended September 20, 2002), the Company entered into an Employment Agreement with Mr. Cassidy which provided for the employment and retention of Mr. Cassidy for a four-year term commencing January 31, 1999 subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $550,000 per year and a minimum bonus target of $495,000 per year (pursuant to the September 20, 2002 amendment); a grant of options to purchase 30,000 common shares in 1999 and an amount to be determined each year for subsequent years; a restricted stock award in 1999 of 40,000 common shares which vested on May 23, 2003; and a supplemental non-qualified pension as described in the paragraph below.

If Mr. Cassidy’s employment terminates after April 8, 2001 and prior to April 7, 2006, his non-qualified pension will be equal to that portion of his accrued pension under the Cincinnati Bell Inc. Pension Plan (f/k/a Cincinnati Bell Management Pension Plan) that is attributable to his first five years of service. If his employment terminates on or after April 8, 2006, his non-qualified pension shall equal that portion of his accrued pension under the Cincinnati Bell Inc. Pension Plan that is attributable to his first ten years of service. Mr. Cassidy’s pension shall be paid to him (or his estate if his employment terminates by reason of death) in a single lump sum within ninety days after the termination of his employment.

The Employment Agreement provides that, in the event that the Company terminates Mr. Cassidy’s employment (other than for cause or disability or within two years of a change in control of the Company), Mr. Cassidy will receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus certain continued medical, dental, vision and life insurance coverages. If Mr. Cassidy’s employment terminates within two years following a change in control of the Company, Mr. Cassidy will receive a lump sum payment equal to two times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages. In addition, to the extent that Mr. Cassidy is deemed to have received an excess parachute payment by reason of a change in control, the Company will pay Mr. Cassidy an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to such additional sum.

Employment Agreement with Mr. Callaghan

Effective December 4, 2001 (as amended February 3, 2003, October 22, 2003 and December 3, 2004), the Company entered into an Employment Agreement with Mr. Callaghan which provides for the employment and retention of Mr. Callaghan for a two-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $250,000 per year; a bonus target of $100,000 per year; and a grant of options to purchase 100,000 common shares in 2001 and an amount to be determined each year for subsequent years.

The Employment Agreement provides that, in the event that the Company terminates Mr. Callaghan’s employment other than for cause or disability; or terminates his employment within one year of a change in control of the Company; or if he resigns within 90 days following a change in control of the Company, Mr. Callaghan will receive a lump sum payment equal to two times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages. In addition, to the extent that Mr. Callaghan is deemed to have received an excess parachute payment by reason of a change in control, the Company will pay Mr. Callaghan an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to such additional sum.

Employment Agreement with Mr. Wilson

Effective January 8, 2004, the Company entered into an Employment Agreement with Mr. Wilson which provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $225,000 per year and a minimum bonus target of $112,500 per year.

The Employment Agreement provides that, in the event that the Company terminates Mr. Wilson’s employment other than for cause or disability or terminates his employment within one year of a change in control of the Company, Mr. Wilson will receive a lump sum payment equal to one times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages. In addition, to the extent that Mr. Wilson is deemed to have received an excess parachute payment by reason of a change in control, the Company will pay Mr. Wilson an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to such additional sum.

Employment Agreement with Mr. Keating

Effective June 26, 2000, the Company entered into an Employment Agreement with Mr. Keating which provides for the employment and retention of Mr. Keating for a one-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $125,000 per year; a minimum bonus target of $37,500 per year; and a grant of options to purchase 6,200 common shares in 2000 and an amount to be determined each year for subsequent years.

The Employment Agreement provides that, in the event that the Company terminates Mr. Keating’s employment other than for cause or disability or terminates his employment within one year of a change in control of the Company, Mr. Keating will receive a lump sum payment equal to one times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages. In addition, to the extent that Mr. Keating is deemed to have received an excess parachute payment by reason of a change in control, the Company will pay Mr. Keating an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to such additional sum.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan permits, for any calendar year, each employee whose base pay and targeted bonus for the immediately preceding calendar year was at least $210,000 (a “key employee”) to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any common share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed. For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Company “match” on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee’s base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit was $205,000 for 2004 and $200,000 for 2003), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee’s base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66-2/3% of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee’s base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Company “match” are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including common shares) as designated by the participant, except that any restricted stock that is surrendered under the plan is generally assumed to be invested in common shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any common share awards that are deferred under the plan are assumed to be invested in common shares.

The accounts under the Executive Deferred Compensation Plan are funded, and benefits are paid from the assets of the Executive Deferred Compensation Plan.

Upon the termination of employment of any participant under the Executive Deferred Compensation Plan, the amounts then credited to the participant’s account are generally distributed, as so elected by the participant, in one to ten annual installments (in cash and/or common shares), except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant’s termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of the Company, all of the amounts then credited under the plan to a participant’s account under the plan are generally paid in a lump sum on the day after the change in control.

The 2004 “match” for Mr. Callaghan under the Executive Deferred Compensation Plan is reflected in the Summary Compensation Table on page 32 under the “All Other Compensation” column. None of the other named executives participated in the Executive Deferred Compensation Plan during 2004.

Defined Benefit or Actuarial Plan Disclosure

All of the named executive officers of the Company participated during 2004 in the Cincinnati Bell Inc. Pension Plan (the “Management Pension Plan”), which was formerly named the Cincinnati Bell Management Pension Plan and which is a tax-qualified defined benefit pension plan. Mr. Cassidy also participates in the Cincinnati Bell Inc. Pension Program (the “Pension Program”).

The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant’s attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit was $205,000 for 2004 and $200,000 for 2003). To the extent that a participant’s plan compensation exceeds the aforementioned annual compensation limitation, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits that are given at the ages indicated:

Attained Age	Pension Credits
Less than 30 years	3.00% of total plan compensation plus 3.00% of excess compensation for 2004
30 but less than 35 years	3.25% of total plan compensation plus 3.25% of excess compensation for 2004
35 but less than 40 years	3.75% of total plan compensation plus 3.75% of excess compensation for 2004
40 but less than 45 years	4.50% of total plan compensation plus 4.50% of excess compensation for 2004
45 but less than 50 years	5.25% of total plan compensation plus 5.25% of excess compensation for 2004
50 but less than 55 years	6.50% of total plan compensation plus 6.50% of excess compensation for 2004
55 or more years	8.00% of total plan compensation plus 8.00% of excess compensation for 2004

A participant’s account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate was 4.0% per annum for 2004 with respect to a participant while he or she is still employed by the Company or a Company subsidiary and 3.5% (or 4.0% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant’s account also was credited with pension credits equivalent to the participant’s accrued benefit on that date or when such benefits are transferred, as the case may be.)

After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant’s cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

Under the Pension Program, each current active participant’s pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant’s average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant’s benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant’s years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

If Messrs. Cassidy, Ross, Callaghan, Wilson and Keating were to continue in employment and retire at the normal retirement age of 65, their estimated straight life annuity annual pension amounts under the Management Pension Plan (plus the Pension Program combined prior to the deduction for Social Security in the case of Mr. Cassidy) would be: $709,500 for Mr. Cassidy, $198,300 for Mr. Ross, $61,600 for Mr. Callaghan, $165,400 for Mr. Wilson and $118,300 for Mr. Keating. These annual pension amounts would be reduced: in the case of Mr. Cassidy (age 50 and 8 years of service), if he retires prior to age 58; in the case of Mr. Ross (age 47 and 6 years of service), if he retires prior to age 65; in the case of Mr. Callaghan

(age 57 and 10 years of service), if he retires prior to age 65; in the case of Mr. Wilson (age 39 and 6 years of service), if he retires prior to age 65; and in the case of Mr. Keating (age 51 and 26 years of service), if he retires prior to age 65.

Effect of Change in Control on Certain Executive Compensation Plans

Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, and all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in a lump sum in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

STOCK PERFORMANCE GRAPH

The graph below shows the cumulative total shareholder return assuming the investment of $100 on December 31, 1999 (and the reinvestment of dividends thereafter) in each of (i) the Company’s common shares (ii) the S&P 500® Stock Index, (iii) the Network Telecom Peer Group, and (iv) the New Custom Composite Index. With the Company’s transformation from a national carrier of data and Internet traffic to a local exchange company, the New Custom Composite Index should provide a more meaningful comparison between the Company’s performance and that of its peers than the Network Telecom Peer Group used previously.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
Cincinnati Bell Inc.	$100	$62	$26	$10	$14	$11
S&P 500®	$100	$91	$80	$62	$80	$89
Network Telecom Peer Group	$100	$80	$63	$47	$47	$54
New Custom Composite Index (7 Stocks)	$100	$90	$83	$64	$64	$72

Copyright © 2005, Standards & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

The Network Telecom Peer Group consists of ALLTEL Corp., Ameritech Corp. (through 3Q99), Verizon Communications (f/k/a Bell Atlantic Corp.), BellSouth Corp., Frontier Corp. (through 2Q99), Global Crossing Ltd., GTE Corp. (through 2Q00), Level 3 Communications Inc., Qwest Communications Intl. Inc., SBC Communications Inc., Sprint Fon Group, U S West, Inc. (through 2Q00) and Williams Communications Group (1Q00 through 3Q02). In the Stock Performance Graph in the Company’s 2003 Proxy Statement, the Network Telecom Peer Group also included Southern New England Telecom Corp. (through 3Q98). In the Company’s 2004 Proxy Statement, the Network Telecom Peer Group also included Ameritech Corp. (through 3Q99) and Frontier Corp. (through 2Q99).

The New Custom Composite Index consists of ALLTEL Corp., Bellsouth Corp., Commonwealth Telephone Enterprises Inc., Century Tel Inc., Citizens Communications Co., SBC Communications, Inc. and Verizon Communications.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE and the National Stock Exchange (f/k/a the Cincinnati Stock Exchange). Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2004 and ending December 31, 2004, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Shareholder Proposals for Next Year’s Annual Meeting

Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and must be received by December 2, 2005. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder, who intends to propose any other matter to be acted upon at the 2006 annual meeting of shareholders without inclusion of such proposal in the Company’s Proxy Statement, must inform the Company no later than February 15, 2006. If notice is not provided by that date, the persons named in the Company’s proxy for the 2006 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2006 annual meeting of shareholders.

Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board of Directors. Any such recommendations should be directed to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than December 2, 2005 for the 2006 annual meeting of shareholders.

Other Matters to Come Before the Meeting

At the time this Proxy Statement was released for printing on March 29, 2005, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

Financial Statements and Corporate Governance Documents Available

The Cincinnati Bell Annual Report on Form 10-K for the year ended December 31, 2004, which includes the consolidated financial statements of the Company and its subsidiaries, and the Company’s Summary Annual Report 2004 have been mailed to shareholders in the package of materials that includes this combined Proxy Statement, Form 10-K and Summary Annual Report. If you would like a copy of the combined Proxy Statement, Form 10-K and Summary Annual Report Form 10-K as filed with the SEC, or any other document incorporated by reference into this Proxy Statement, please write to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and the Company will send you one free of charge. You may also obtain a copy of any of the following corporate governance documents from the Company’s website, www.cincinnatibell.com, in the Corporate Governance Section of the Corporate Information webpage or by writing Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202 for a free copy: the Audit and Finance Committee Charter, the Compensation Committee Charter, the Governance and Nominating Committee Charter, the Code of Business Conduct, the Code of Ethics for Senior Financial Officers, the Code of Ethics for Directors and the Corporate Governance Guidelines.

Proxy Statements for Shareholders Sharing the Same Household Mailing Address

As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of this combined Proxy Statement, Form 10-K and Summary Annual Report has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.

Upon written or oral request, Cincinnati Bell will promptly provide a separate copy of this combined Proxy Statement, Form 10-K and Summary Annual Report to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive a combined Proxy Statement, Form 10-K and Summary Annual Report, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:

For beneficial owners, please contact your broker.

For shareholders of record, please contact our transfer agent, Computershare, at the following address:

Computershare Investor Services, LLC
Shareholder Services
7550 Lucerne Drive, Suite 103
Cleveland, Ohio 44130

If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.

Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.

Electronic Delivery of Materials

Shareholders can also enroll for electronic delivery of the Company’s future Proxy Statements, Form 10-Ks and Annual Reports by registering on our website, www.cincinnatibell.com, in the Electronic Shareholder Communications Enrollment section of the Investor Relations webpage.

Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate proxy card or voting instruction card.

Shareholder Communications with the Board of Directors

Shareholders or other interested parties may communicate with the board of directors, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. Cincinnati Bell has established procedures for such shareholder communications. Shareholders should send any communications to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the board of directors or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Amy Collins
Secretary

March 29, 2005

APPENDIX A

CINCINNATI BELL INC.
1997 LONG TERM INCENTIVE PLAN

(As amended and restated effective as of July 24, 2000 and incorporating later amendments dated January 1, 2001 and May 27, 2003)

1.	Purpose.

1.1    The purpose of this plan, which shall be named the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the “Plan”) and the sponsor of which is the Company (as defined in subsection 1.3 below), is to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those salaried employees of the Company and its Subsidiaries (as defined in subsection 1.3 below) who will be largely responsible for planning and directing such growth.

1.2    The Plan is also intended as a means of reinforcing a commonality of interest between the Company’s shareholders and the employees who are participating in the Plan and as an aid to the Company and its Subsidiaries in attracting and retaining employees of outstanding abilities and specialized skills.

1.3    For purposes of the Plan, “Company” refers to Cincinnati Bell Inc. (which corporation was named Broadwing Inc. from April 20, 2000 to May 27, 2003) or, if applicable, any corporate successor to Cincinnati Bell Inc. that results from a merger or similar transaction. Also, for purposes of the Plan, a “Subsidiary” refers to any corporation which is part of an unbroken chain of corporations that begins with the Company and in which each corporation in such chain, other than the Company, has at least 80% of the total combined voting power of all classes of its stock owned by the Company or one of the other corporations in such chain. In addition, for purposes of the Plan, the Company’s “Subsidiaries” refers to each and every Subsidiary in the aggregate.

1.4    This document amends and restates the plan that was named the Broadwing Inc. 1997 Long Term Incentive Plan and all predecessor versions of such plan (the “Prior Plan”) effective as of July 24, 2000 (the “Effective Amendment Date”) and does not affect any awards granted under the Prior Plan prior to such date. For all purposes hereof, however, where the context permits, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect from time to time prior to the Effective Amendment Date.

2.	Administration.

2.1    The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company, (b) who are “Non-Employee Directors” within the meaning of Rule 16b-3 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) as issued pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (c) who are “outside directors” within the meaning of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2    Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority (a) to select, from the employees of the Company and its Subsidiaries who are part of the class of employees eligible for awards under the Plan, those employees who shall participate in the Plan (the “Participants”), (b) to make awards to each and any Participant in such forms and amounts as it shall determine and to cancel, suspend, or amend any such awards (except that it may not amend any award that without such amendment would not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code if such amendment would cause such award to be subject to such deduction limits), (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (e) to appoint certain employees of the Company and its Subsidiaries to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan), and (f) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, its Subsidiaries, all Participants, and all other parties.

2.3    Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even when such awards are of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.

2.4    The Committee may delegate to one or more Senior Managers of the Company and its Subsidiaries or to one or more committees of Senior Managers of the Company and its Subsidiaries its right to make awards to employees who are part of the class of employees eligible for awards under the Plan but who are not officers or directors of the Company, are not otherwise considered by the Company to be “officers” of the Company within the meaning of Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act (or other persons who are subject to the requirements of such Section 16 of the 1934 Act), and are not “covered employees” within the meaning of Section 162(m)(3) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code. To the extent the Committee’s right to make awards to such employees is so delegated, then any reference to the Committee in the other provisions of the Plan that concern the making of awards to such employees, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to the Senior Managers or committees of Senior Managers to whom the authority to make such awards is delegated as if they were the Committee.

3.	Class of Employees Eligible for Plan.

Awards may be granted under the Plan to, and only to, salaried employees. For purposes of the Plan, a “salaried employee” refers to any person who is employed and classified as an employee by the Company or a Subsidiary of the Company, whose pay is based on a monthly or annual rate, and whose position is not subject to automatic wage progression. As is indicated in Section 2 above, the specific salaried employees to whom awards will be granted under the Plan, and who thereby will be considered Participants under the Plan, shall be chosen by the Committee in its sole discretion (or, with respect to salaried employees who are not officers or directors of the Company and as to whom the right to grant awards to under the Plan may be delegated to any Senior Managers or committees of Senior Managers under the provisions of subsection 2.4 above, by any Senior Managers or committees of Senior Managers who are delegated by the Committee the right to select such persons for Plan awards).

4.	Types of Awards.

4.1    Awards under the Plan may be granted in any one or more of the following forms, all of which shall be based on common shares of the Company, $0.01 par value (“Common Shares”): (a) stock options, including incentive stock options within the meaning of Section 422 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code (“ISOs”), (b) stock appreciation rights (“SARs”), (c) restricted stock, and (d) performance shares and/or performance units. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

4.2    For purposes hereof, an award granted under the Plan shall be deemed to be based on Common Shares if, and only if, the award provides for a payment (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of a certain number of Common Shares or of an amount determined with reference to the fair market value (or the change in fair market value over a period of time) of Common Shares.

4.3    Further, in the discretion of the Committee, payments may also be made in connection with any award granted under the Plan of dividends payable with respect to the Common Shares on which the award is based, of an amount equivalent to such dividends, or of an amount determined by applying an interest rate or rates to the principal amount of the award.

4.4    No awards shall be granted under the Plan after April 27, 2007 (the “Plan’s Grant Termination Date”), which is the last day of the ten year period that began on the date that the Plan was originally approved by the shareholders of the Company.

5.	Shares Subject to Plan Awards.

5.1    Subject to the provisions of subsections 5.2 through 5.5 below and Section 14 below, the following limits shall apply to the grant of awards under the Plan:

(a)    The maximum number of Common Shares on which awards granted under the Plan to all Participants during the period (the “Remaining Period of the Plan”) which began on January 1, 2000 and ends on the Plan’s Grant Termination Date may be based shall be equal to 50,000,000 Common Shares (which number of shares is substantially equal to the limit on the maximum number of Common Shares that would apply during the Remaining Period of the Plan if both the terms of the Plan as originally adopted and the number of the Common Shares outstanding as of January 1, 2000 never changed);

(b)    The maximum number of Common Shares on which awards under the Plan to any Participant during each and any calendar year that began or begins in the Remaining Period of the Plan may be based shall be 1,000,000 Common Shares; and

(c)    The maximum number of Common Shares on which ISOs granted under the Plan to all Participants during the Remaining Period of the Plan may be based shall be equal to 12,500,000 Common Shares (which number is equal to 25% of the maximum number of Common Shares on which awards granted under the Plan to all Participants during the Remaining Period of the Plan may be based).

5.2    Any limit on the maximum number of Common Shares on which awards granted under the Plan may be based that is set forth in subsection 5.1 above or elsewhere in the Plan, regardless of whether it is a limit applicable to all Participants or a limit as to any Participant and regardless of whether it is a limit applicable to the Remaining Period of the Plan or a limit as to a more limited period, shall apply both (a) to each specific form of award available under the Plan and (b) also in the aggregate to all possible forms of awards that can be granted under the Plan, except to the extent the provision of the Plan that sets forth such limit expressly indicates that it applies to a specific form of award. (For example, the limit set forth in subsection 5.1(c) above as to the maximum number of Common Shares on the basis of which awards may be granted under the Plan to any Participant during any calendar year that begins in the Remaining Period of the Plan shall be a limit that applies to any specific form of award that may be granted under the Plan to a Participant as well as an aggregate limit on all forms of awards that may be granted to the Participant under the Plan.)

5.3    Any Common Shares that are deliverable under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.

5.4    If any award or portion of an award granted under the Plan on or after January 1, 2000 is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall again be available to be the basis on which other awards may be granted under the Plan but shall be counted only once in determining whether any of the limits set forth in subsection 5.1 above (except for the limit set forth in paragraph (c) of subsection 5.1 above) is met. However, if any award or portion of an award granted under the Plan prior to January 1, 2000 is forfeited, expires, or otherwise terminates on or after January 1, 2000 without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall not again be available to be the basis on which other awards may be granted under the Plan.

5.5    If, after January 1, 2000, any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously-granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares on which awards granted under the Plan can be based.

6.	Stock Option Awards.

Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions:

6.1    The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be ISOs, options that are not ISOs, or both ISOs and options that are not ISOs.

6.2    Subject to the other provisions of this Section 6, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of an option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the option (as set by the Committee).

6.3    The purchase price per Common Share under any stock option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of a Common Share on the date the option is granted.

6.4    Unless otherwise prescribed by the Committee, any stock option granted under the Plan shall expire and no longer be exercisable ten years after the date on which it is granted and shall be exercisable in whole or in part after but not before the expiration of one year after the date on which it is granted.

6.5    Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of stock options granted under the Plan (and shall require under such procedures, with respect to each exercise of a stock option, that written notice of the exercise be given and that the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan, the Company shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.

6.6    To the extent that the aggregate fair market value of Common Shares with respect to which stock options intended to be ISOs are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 6.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.

6.7    Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted an ISO under the Plan if, at the time the applicable ISO is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

7.	Stock Appreciation Right Awards.

Any awards granted under the Plan in the form of SARs shall be subject to the following terms and conditions:

7.1    A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised) of the Common Shares with respect to which the SAR is based exceeds the grant price of the SAR (as is determined under the provisions of subsection 7.2 below).

7.2    The grant price of a SAR shall not be less than the fair market value (determined as of the date on which the SAR is granted) of the Common Shares with respect to which the SAR is based. Subject to the immediately preceding sentence, the grant price, and the other terms and conditions of a SAR, shall be determined by the Committee.

7.3    A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).

7.4    Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of SARs granted under the Plan (and shall require under such procedures, with respect to each exercise of a SAR, that written notice of the exercise be given and that any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and permit in its issuance of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.

7.5    Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

8.	Restricted Stock Awards.

Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions:

8.1    Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions and conditions established by the Committee lapse. Such restrictions, and any other conditions of the restricted stock, shall be set forth in a written agreement signed by the Committee or a representative thereof, which agreement shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

8.2    It is anticipated that the only restrictions to be set by the Committee as to the ability of a Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock) shall require the Participant to be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time or to terminate employment with the Company and its Subsidiaries in special circumstances (such as, as may be set by the Committee, the Participant’s retirement, disability, or death). However, the Committee may, in its sole discretion, apply other types of restrictions as to the ability of the Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock), including but not limited to the meeting of certain performance goals.

8.3    Subject to the other provisions of the Plan, the Committee shall establish procedures that require any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) to be paid in full.

8.4    Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of the Company with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise determine in the grant of the restricted stock and except as may otherwise be provided in subsection 8.5 below.

8.5    Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise determined by the Committee.

8.6    If a Participant to whom restricted stock has been granted under the Plan terminates his or her employment with the Company and its Subsidiaries during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment that reflects a retirement, disability, death, or other special circumstances).

9.	Performance Share and Unit Awards.

Any awards granted under the Plan in the form of performance shares and/or performance units (collectively, “Performance Awards”) shall be subject to the following terms and conditions:

9.1    Any award to a Participant of a performance share shall provide that he or she will receive one Common Share if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

9.2    Any award to a Participant of a performance unit shall provide that he or she will receive an amount that is equal to a percent, not more than 200%, of the fair market value of one Common Share on the date such amount becomes payable under the terms of the unit (or is equal to a percent, not more than 200%, of the increase in the fair market value of one Common Share from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

9.3    The Committee may, in its discretion and on such conditions as the Committee may determine, grant more than one performance share and/or performance unit to any Participant under the same award and provide that the satisfaction of certain but not all (or a certain level but not the highest level) of the performance goals (and/or other conditions) set by the Committee with respect to such award will permit the Participant to receive a portion, but not the maximum amount, of the Common Shares or the amounts that would be payable under such award if all (or the highest level) of the performance goals (and/or the other conditions) applicable to such award had been met.

9.4    The Committee may also, in its discretion and on such conditions as the Committee may determine, provide that any Performance Award may contain the right to receive dividends payable with respect to the Common Shares on which the award is based, an amount equivalent to such dividends, or an amount determined by applying an interest rate or rates to the principal amount of the award (and/or with respect to previously credited dividends, dividend equivalent amounts, or interest amounts).

9.5    Each Performance Award granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of such award (as set by the Committee).

9.6    Subject to the other provisions of the Plan, the Committee shall establish procedures governing the payment of Performance Awards granted under the Plan (and shall require under such procedures that any taxes required to be withheld upon such payment be paid in full). Payment of any amount to which a Participant is entitled under any Performance Award granted under the Plan may be made in a lump sum or in installments, and, to the extent a performance unit is involved, in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine in its issuance of the award. Payment of any amount to which a Participant is entitled under any performance share shall be made in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is determined.

10.   Fair Market Value of Common Shares and Performance Goals.

10.1    For purposes of the Plan, the fair market value of a Common Share on any date (for purposes only of this subsection 10.1, the “subject date”) shall be deemed to be the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the subject date (or, if the Common Shares were not traded on such exchange on the subject date, the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the latest preceding date on which the Common Shares were traded); except that, if the Common Shares are not listed on the New York Stock Exchange on the subject date (or, if the subject date is not a business day of such exchange, on the next preceding business day of such exchange), then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

10.2    To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the Committee may base such performance goals on, and only on, one or more of the following criteria applicable to the Company and its Subsidiaries: earnings before interest, taxes, depreciation, and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (indices based on the level of certain services provided to customers). Any such performance criteria shall be measured or determined on the basis of a period of such duration (a “Performance Period”), which period may be of any length, as is set by the Committee either prior to the start of such period or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable Performance Period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee. In addition, any such performance criteria (a) may be measured or determined for the Company, for any Subsidiary of the Company, for the Company and all of the Company’s Subsidiaries in the aggregate, or for any group of corporations that are included in the entire group of the Company and its Subsidiaries and (b) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

10.3    Further, to the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.

11.	Nonassignability of Awards.

Except as may be required by applicable law, no award granted under the Plan may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant’s death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant’s lifetime only by the Participant (or, if permissible under applicable law, by the Participant’s guardian or legal representative).

12.	Deferrals of Award Payments.

The Committee may, in its discretion, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan in accordance with such terms and conditions as the Committee shall establish.

13.	Provisions Upon Change in Control.

In the event of a Change in Control (as defined in subsection 13.4 below) occurring on or after the Effective Amendment Date, the provisions of this Section 13 shall supersede any conflicting provisions of the Plan.

13.1    In the event of a Change in Control, all outstanding stock options and SARs granted under the Plan shall become exercisable in full and the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan shall lapse.

13.2    Further, unless the Committee shall revoke such an entitlement prior to the occurrence of a Change in Control, a Participant who has been awarded a stock option under the Plan and who is deemed by the Committee to be an officer or other person subject to Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act at the time of such Change in Control shall be entitled to receive, in lieu of the exercise of any stock option or portion thereof to the extent that it is then exercisable, a cash payment in an amount equal to the difference between: (a) the aggregate fair market value, on the date immediately after the date on which the Change in Control occurs, of the Common Shares that are subject to such option or portion thereof (or, in the event the Change in Control is effected by a tender offer or similar event, the final offer price per share paid for Common Shares under the tender offer or similar event times the number of Common Shares covered by such option or portion thereof); and (b) the aggregate purchase price of the Common Shares that are subject to such option or portion thereof. In the event the applicable Change in Control is effected by a tender offer in which fewer than all of the Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option granted under the Plan as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option granted under the Plan shall be affected by this provision, all or such portion of the stock option shall be terminated.

13.3    In the event of a Change in Control, a pro rata portion of all still then outstanding Performance Awards granted under the Plan shall be paid to each Participant within five business days after the date of such Change in Control. The pro rata portion of any such award to be paid shall equal the full present value of such award (determined as of the first day of the month in which such Change in Control occurs under such interest rate and other actuarial assumptions as are reasonably adopted by the Committee) multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the longest Performance Period applicable to any performance goal on which such award is conditioned.

13.4    For the purpose of this Section 13, a “Change in Control” means the occurrence of any one of the following events:

(a)    a majority of the Board as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term “Incumbent Director” means any individual who is a director of the Company as of such date and either: (1) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date; or (2) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

(b)    any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act) and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (1) the acquisition of any Company Voting Securities by the Company or any Subsidiary, (2) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 13.4);

(c)    the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any Subsidiary (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s shareholders under the law of the Company’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction”); or

(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

13.5    The provisions of this Section 13 may not be amended with respect to any award granted to a Participant on or subsequent to the date such award is granted if such amendment would be materially adverse to the Participant without the consent of the Participant; provided, however, the Board may still then make, without the Participant’s consent, minor or administrative changes to this Section 13 or changes to this Section 13 to conform to applicable legal requirements that will apply to such award.

14.	Adjustments.

14.1    In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and purchase price, grant price, or other price of shares on which the outstanding awards granted under the Plan are based as it reasonably determines to be appropriate in order to maintain the purposes of the Plan and the then outstanding awards.

14.2    The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

15.	Rights of Board of Directors.

15.1    Notwithstanding any other provision hereof to the contrary, the Board may amend, alter, or discontinue the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of the Company’s shareholders, adopt an amendment to the Plan which shall: (a) increase the total number of Common Shares reserved for issuance during the Remaining Period of the Plan; (b) increase the total number of Common Shares which may be subject to ISOs granted during the Remaining Period of the Plan; (c) change the class of persons eligible to become Participants under the Plan; (d) make any change in the Plan that is required by Section 162(m) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code to be approved by the Company’s shareholders in order to permit the Committee the ability to have the amounts payable pursuant to any awards granted by it under the Plan not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code by reason of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code; or (e) make any other change in the Plan that is required by applicable law to be approved by the Company’s shareholders in order to be effective.

15.2    If approval of the Company’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 15.1 above, then such approval must be by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (or, to the extent applicable law requires a greater degree or level of approval by the Company’s shareholders in order for such amendment to become effective, such approval must comply with such required degree or level of approval).

16.	Procedures For Satisfying Payment and Withholding Requirements.

16.1    Subsections 6.5, 7.4, 8.3, and 9.6 above demand that the Committee establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this Section 16 as the “payment/withholding requirements”) be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

16.2    Without limiting the generality of the provisions of subsection 16.1 above, the following provisions may apply in connection with the Committee’s establishment of procedures governing the meeting of any payment/withholding requirements that apply to an award granted under the Plan:

(a)    The Committee may, in its discretion and pursuant to such conditions as the Committee decides to impose, provide that the Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods: (1) by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by personal check, certified check, bank draft, cashier’s check, or money order) equal to the amount of such payment/withholding requirements, (2) by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (3) by having the Company retain Common Shares which are being purchased under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (4) by having the Company retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements, and/or (5) by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such payment/withholding requirements.

(b)    Notwithstanding the provisions of paragraph (a) immediately above, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (1) if the Common Shares being used in payment either are being purchased upon exercise of the applicable award and the award is an ISO or (2) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.

(c)    Further, the procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan that are established by the Committee may, in the discretion of the Company, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Company to facilitate and/or administer the exercise or payment of any awards granted under the Plan.

17.	Miscellaneous.

17.1    Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

17.2    All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

17.3    Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company or any

Subsidiary of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.

17.4    In no event shall the Company be obligated to issue or deliver any Common Shares if and to the extent the Committee determines that such issuance or delivery constitutes a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed.

17.5    Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

APPENDIX B

CINCINNATI BELL INC.
SHORT TERM INCENTIVE PLAN

(As amended and restated effective as of July 24, 2000 and incorporating a later amendment dated May 27, 2003)

1.	Purpose.

1.1    The purpose of this plan, which shall be named the Cincinnati Bell Inc. Short Term Incentive Plan (the “Plan”) and the sponsor of which is the Company (as defined in subsection 1.2 below), is to provide key executives of the Company and its Subsidiaries (as defined in subsection 1.2 below) with incentive compensation based upon the achievement of specific short term performance goals.

1.2    For purposes of the Plan, “Company” refers to Cincinnati Bell Inc. (which corporation was named Broadwing Inc. from April 20, 2000 to May 27, 2003) or, if applicable, any corporate successor to Cincinnati Bell Inc. that results from a merger or similar transaction. Also, for purposes of the Plan, a “Subsidiary” refers to any corporation which is part of an unbroken chain of corporations that begins with the Company and in which each corporation in such chain, other than the Company, has at least 80% of the total combined voting power of all classes of its stock owned by the Company or one of the other corporations in such chain. In addition, for purposes of the Plan, the Company’s “Subsidiaries” refers to each and every Subsidiary in the aggregate.

1.3    This document amends and restates the plan that was named the Broadwing Inc. 1997 Short Term Incentive Plan and all predecessor versions of such plan (the “Prior Plan”) effective as of July 24, 2000 (the “Effective Amendment Date”) and does not affect any awards granted under the Prior Plan prior to such date. For all purposes hereof, however, where the context permits, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect from time to time prior to the Effective Amendment Date.

2.	Administration.

2.1    The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company and (b) who are “outside directors” within the meaning of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.2    Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority (a) to select, from the employees of the Company and its Subsidiaries who are part of the class of employees eligible for awards under the Plan, those employees who shall participate in the Plan (the “Participants”), (b) to make awards to each and any Participant in such amounts as it shall determine and to cancel, suspend, or amend any such awards (except that it may not amend any award that without such amendment would not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code if such amendment would cause such award to be subject to such deduction limits), (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (e) to appoint certain employees of the Company and the Subsidiaries to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan), and (f) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, its Subsidiaries, all Participants, and all other parties.

2.3    Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, and there is no obligation that the awards made with respect to any calendar year must contain the same terms and conditions for all Participants or any group of Participants.

3.	Class of Employees Eligible for Plan.

Awards may be granted under the Plan with respect to any calendar year to, and only to, key executives. For purposes of the Plan, a “key executive” refers, with respect to any calendar year, to any person who during such year is employed and classified as an employee by the Company or a Subsidiary of the Company and whose regular and incentive compensation for such year is principally established by the Committee under the policies of the Company and its Subsidiaries. A key executive may but is not required to be a member of the Board or the board of directors of any Subsidiary of the Company. As is indicated in Section 2 above, the specific key executives to whom awards will be granted under the Plan, and who thereby will be considered Participants under the Plan, shall be chosen by the Committee in its sole discretion.

4.	Awards.

4.1    Any award granted under the Plan to a Participant shall be made with respect to a specific calendar year (the award’s “Award Year”) and shall, if certain performance goals that are made applicable to the award by the Committee are met, provide for the payment to the Participant of a lump sum cash amount in the first quarter of the next following calendar year (the award’s “Payment Year”). No more than one award may be granted to a Participant under the Plan with respect to any calendar year. Also, the grant of any award to a Participant under the Plan with respect to any calendar year shall not entitle the Participant to an award for any subsequent calendar year.

4.2    Subject to the other provisions of this Section 4, any award granted under the Plan to a Participant shall specify a standard payment amount (the award’s “Standard Award Level”) if certain but not all (or a certain level but not the highest level) of the performance goals applicable to the award are met and will also specify payment amounts more or less than the Standard Award Level if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award are met. In no event may the amount of the award exceed 200% of the award’s Standard Award Level (or, if less, $3,000,000).

4.3    The performance goals to be set by the Committee with respect to any award granted under the Plan to a Participant may be based on, and only on, one or more of the following criteria applicable to the Company and its Subsidiaries: earnings before interest, taxes, depreciation, and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (indices based on the level of certain services provided to customers). The performance criteria that shall apply to any award granted under the Plan to a Participant shall be criteria that will be able to be objectively determined by the Committee, shall be measured or determined on the basis of the award’s Award Year, and shall be set by the Committee either prior to the start of the award’s Award Year or within the first 90 days of the award’s Award Year. In addition, any such performance criteria (a) may be measured or determined for the Company, for any Subsidiary of the Company, for the Company and all of the Company’s Subsidiaries in the aggregate, or for any group of corporations that are included in the entire group of the Company and its Subsidiaries and (b) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

4.4    The Committee shall verify that the performance goals that must be met for any specific payment to be made under an award granted under the Plan have been met before such payment is permitted.

4.5    Notwithstanding the foregoing subsections of this Section 4 and principally in order to permit the Committee to take into account, before the amount otherwise payable under any award granted under the Plan is finalized, its determination as to whether the Participant has met certain individual goals that may have been set for him or her by the Committee or his or her managers and its determination as to whether any extraordinary or nonrecurring events in the operations of the Company and its Subsidiaries have unduly affected the performance goals applicable to the award, the Committee may, in its sole and unrestricted discretion, reduce the amount payable under any award granted under the Plan below the amount that would otherwise be payable under the award based solely on the performance goals that are set by the Committee for the award pursuant to the provisions of subsections 4.2 and 4.3 above. The discretion granted the Committee under this subsection 4.5 shall not, however, allow the Committee to increase the amount that would otherwise be payable under any award granted under the Plan based solely on the performance goals that are set by the Committee for the award pursuant to the provisions of subsections 4.2 and 4.3 above.

4.6    In addition, and notwithstanding the foregoing subsections of this Section 4, if a situation that is described in any of the following paragraphs of this subsection 4.6 applies to a Participant to whom an award is granted under the Plan, then the amount that is payable under the award shall be deemed to be equal to the product obtained by multiplying (a) the amount that would otherwise be payable under the award based on all of the foregoing subsections of this Section 4 (without regard to the provisions of this subsection 4.6) by (b) a fraction, the numerator of which is equal to the difference between the total number of days in the award’s Award Year and the number of days that are to be excluded from such fraction’s numerator pursuant to whichever of the following paragraphs of this subsection 4.6 are applicable to the Participant and the denominator of which is the total number of days in such Award Year.

(a)    If the Participant becomes a key executive during but after the first day of the award’s Award Year, and/or if the Participant ceases to be a key executive during but prior to the last day of the award’s Award Year because of his or her retirement or death, then the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is not a key executive. For purposes of the Plan, a Participant’s “retirement” shall be deemed to have occurred only if the Participant ceases to be an employee of the Company and its Subsidiaries after either (a) both attaining age 60 and completing at least ten years of continuous service as an employee with the Company and its Subsidiaries or (b) completing at least 30 years of continuous service as an employee with the Company and its Subsidiaries.

(b)    If the Participant receives disability benefits under the Company’s Sickness and Accident Disability Benefits Plan, or any similar type of disability plan of a Subsidiary of the Company, for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in the period of such Award Year for which benefits are payable to the Participant under such plan.

(c)    If the Participant is on a leave of absence (approved by the Company or a Subsidiary of the Company) for more than three months of the award’s Award Year, the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is on such leave of absence.

4.7    Further, and notwithstanding the foregoing subsections of this Section 4, a Participant to whom an award has been granted under the Plan shall not in any event be entitled to receive any amount by reason of the award unless he or she both: (a) either (i) is an employee of the Company or a Subsidiary of the Company on the last day of the award’s Award Year or (ii) terminated his or her employment with the Company and its Subsidiaries because of his or her disability (for which the Participant will be entitled to receive or has received disability benefits under the Company’s Sickness and Accident Disability Benefits Plan or any similar type of disability plan of a Subsidiary of the Company), his or her retirement (as defined in subsection 4.6 above), or his or her death; and (b) has had at least three months of active service for the Company and its Subsidiaries during the award’s Award Year (not including any time the Participant was absent from active service during such Award Year by reason of any leave of absence or for any other reason, including an absence on account of disability).

4.8    As is noted in subsection 4.2 above and notwithstanding any other provision of the Plan to the contrary, the amount to be received by a Participant by reason of any award that is granted to the Participant under the Plan with respect to any calendar year shall not in any event exceed $3,000,000.

4.9    Each award granted under the Plan shall be evidenced by a written agreement, notice, or similar document that is provided in any manner by the Committee or a representative thereof (including, if the

Committee so determines in its discretion, by a commonly accepted electronic notice), which agreement, notice, or other document shall contain the terms and conditions of such award (as set by the Committee).

4.10    If a Participant is entitled to receive a payment under any award granted to him or her under the Plan by reason of the foregoing subsections of this Section 4, but he or she dies before such payment is made to him or her, then such payment shall be made to the Participant’s beneficiary (as determined under the provisions of subsection 4.11 below) at the same time as such payment would be made if the Participant had not died. No beneficiary of a Participant shall be entitled to any amount under the Plan that is greater than the amount to which the Participant is entitled under the foregoing subsections of this Section 4.

4.11    For purposes of the Plan, a Participant’s “beneficiary” shall mean the person(s), trust(s), and/or other entity(ies) which the Participant designates as his or her beneficiary for the purposes of the Plan in any writing or form which is signed by the Participant and acceptable to the Committee, provided that such writing or form is filed with the Committee prior to the Participant’s death. The determination of a Participant’s beneficiary under the Plan shall also be subject to the following paragraphs of this subsection 4.11:

(a)    If the Participant names more than one person, trust, and/or other entity as part of his or her beneficiary with respect to the Plan, each person, trust, and other entity designated as part of the Participant’s beneficiary shall be entitled to an equal share of any amount payable to the Participant’s beneficiary under any award granted under the Plan (unless the Participant otherwise designates in the writing or form by which he or she names his or her beneficiary for purposes of the Plan).

(b)    The Participant may revoke or change his or her beneficiary designation by signing and filing with the Committee at any time prior to his or her death a new writing or form acceptable to the Committee.

(c)    Notwithstanding the foregoing provisions of this subsection 4.11, if no beneficiary designation of the Participant has been filed with the Committee prior to his or her death, or if the Committee in good faith determines either that any beneficiary designation made by the Participant prior to his or her death is for any reason not valid or enforceable under applicable law or that there is a valid question as to the legal right of the designated beneficiary to receive the applicable payment, then the applicable payment shall be paid to the estate of the Participant (in which case none of the Company, any of its Subsidiaries, the Committee, or any of their personnel, agents, or representatives shall have any further liability to anyone with respect to such payment).

5.	Nonassignability of Awards.

Except as may be required by applicable law, no award granted under the Plan may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by designation of a beneficiary under the provisions of subsections 4.10 and 4.11 above.

6.	Deferrals of Award Payments.

The Committee may, in its discretion, permit Participants to elect to defer the payment otherwise required under any award granted under the Plan in accordance with such terms and conditions as the Committee shall establish.

7.	Provisions Upon Change in Control.

In the event of a Change in Control (as defined in subsection 7.2 below) occurring on or after the Effective Amendment Date, the provisions of this Section 7 shall supersede any conflicting provisions of the Plan.

7.1    In the event of a Change in Control, the amount payable under any award that was granted under the Plan with respect to the calendar year that immediately precedes the calendar year in which the Change in Control occurs shall, if such amount has not yet been paid (or if such amount has not been determined by the Committee) by the date of the Change in Control, be paid within five business days after the date of such Change in Control (and, if the amount of such award has not yet been determined by the Committee by the date of the Change in Control, its amount shall be deemed to be equal to the award’s Standard Award Level). Further, in the event of a Change in Control, a pro rata portion of any award granted under the Plan with respect to the calendar year in which the Change in Control occurs shall be paid within five business days after the date of the Change in Control, with the pro rata portion of such award being deemed to be equal to the full present value of such award’s Standard Award Level (determined as of the date of payment under such interest rate and other actuarial assumptions as are reasonably adopted by the Committee) multiplied by a fraction, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the first day of the calendar year in which the Change in Control occurs and the denominator of which shall equal twelve.

7.2    For the purpose of this Section 7, a “Change in Control” means the occurrence of any one of the following events:

(a)    a majority of the Board as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term “Incumbent Director” means any individual who is a director of the Company as of such date and either: (1) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date; or (2) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

(b)    any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act) and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (1) the acquisition of any Company Voting Securities by the Company or any Subsidiary, (2) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 7.2);

(c)    the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any Subsidiary (a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s shareholders under the law of the Company’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction”); or

(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

7.3    The provisions of this Section 7 may not be amended with respect to any award granted to a Participant on or subsequent to the date such award is granted if such amendment would be materially adverse to any Participant without the consent of such Participant; provided, however, the Board may still then make, without the Participant’s consent, minor or administrative changes to this Section 7 or changes to this Section 7 to conform to applicable legal requirements that will apply to such award.

8.	Adjustments.

The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan.

9.	Rights of Board of Directors.

9.1    Notwithstanding any other provision hereof to the contrary, the Board may amend, alter, or discontinue the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of the Company’s shareholders, adopt an amendment to the Plan which shall: (a) change the class of persons eligible to become Participants under the Plan; (b) make any change in the Plan that is required by Section 162(m) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code to be approved by the Company’s shareholders in order to permit the Committee the ability to have the amounts payable pursuant to any awards granted by it under the Plan not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code by reason of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code; or (c) make any other change in the Plan that is required by applicable law to be approved by the Company’s shareholders in order to be effective.

9.2    If approval of the Company’s shareholders is required to a Plan amendment pursuant to the provisions of subsection 9.1 above, then such approval must be by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (or, to the extent applicable law requires a greater degree or level of approval by the Company’s shareholders in order for such amendment to become effective, such approval must comply with such required degree or level of approval).

10.	Withholding.

The Company shall retain from the payment of any award granted under the Plan a sufficient amount of cash applicable to the award to satisfy all withholding tax obligations that apply to the payment.

11.	Miscellaneous.

11.1    Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

11.2    All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded, and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

11.3    Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company or any Subsidiary of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.

11.4    The Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2005.
THE BOARD RECOMMENDS VOTING “FOR” EACH NOMINEE AND “FOR” EACH PROPOSAL

     The undersigned hereby appoints Carl Redfield, David B. Sharrock and Michael G. Morris, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Stock of Cincinnati Bell Inc. held of record by the undersigned at the close of business on March 4, 2005, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related Proxy Statement has been received. The proxies are directed to vote the shares as follows:

ITEM 1	Authority to vote for the election of four Class III directors whose terms expire in 2008.	FOR / / ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHELD / /

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW:

Bruce L. Byrnes	John F. Cassidy	Robert W. Mahoney	Daniel J. Meyer

ITEM 2	The ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005.	FOR / /	AGAINST / /	ABSTAIN / /

ITEM 3	Reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan.	FOR / /	AGAINST / /	ABSTAIN / /

ITEM 4	Reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan.	FOR / /	AGAINST / /	ABSTAIN / /

(CONTINUED ON REVERSE SIDE)

[LOGO]

CINCINNATI BELL INC.
c/o Computershare Investor Services, LLC
Shareholder Services
7550 Lucerne Drive, Suite 103
Cleveland, Ohio 44130

FOLD AND DETACH HERE

Please vote, date and sign below and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy card and casting your vote at the meeting. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy card will be voted FOR the election of directors, FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the year 2005, FOR the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. 1997 Long Term Incentive Plan, and FOR the reapproval of the material terms of the performance goals of the Cincinnati Bell Inc. Short Term Incentive Plan. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

Dated	, 2005

SIGNATURE

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide the full name of the corporation and the title of authorized officer signing the proxy.